Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Prospect Capital Corporation
New York, New York

We have audited the accompanying consolidated statements of assets and liabilities of Prospect Capital Corporation, including the schedule of investments, as of June 30, 2010 and 2009, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended June 30, 2010, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Prospect Capital Corporation at June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2010, and the financial highlights for each of the periods presented in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Prospect Capital Corporation’s internal control over financial reporting as of June 30, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated August 30, 2010 expressed an unqualified opinion thereon.

/s/ BDO USA, LLP
BDO USA, LLP

New York, New York
August 30, 2010, except for the retrospective effects
of the change in the acquisition accounting discussed
in Note 2, as to which the date is November 9, 2010

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	June 30,	June 30,
	2010	2009

Assets (Note 11)
Investments at fair value (net cost of $728,759 and $531,424, respectively, Note 4) Control investments (net cost of $185,720 and $187,105, respectively)	$195,958	$206,332
Affiliate investments (net cost of $65,082 and $33,544, respectively)	73,740	32,254
Non-control/Non-affiliate investments (net cost of $477,957 and $310,775, respectively)	478,785	308,582

Total investments at fair value	748,483	547,168

Investments in money market funds	68,871	98,735
Cash	1,081	9,942
Receivables for:
Interest, net	5,356	3,562
Dividends	1	28
Other	419	571
Prepaid expenses	371	68
Deferred financing costs	7,579	6,951
Other assets	534	—

Total Assets	832,695	667,025

Liabilities
Credit facility payable (Note 11)	100,300	124,800
Dividends payable	6,909	—
Due to Prospect Administration (Note 8)	294	842
Due to Prospect Capital Management (Note 8)	9,006	5,871
Accrued expenses	4,057	2,381
Other liabilities	705	535

Total Liabilities	121,271	134,429

Net Assets	$711,424	$532,596

Components of Net Assets
Common stock, par value $0.001 per share (100,000,000 and 100,000,000 common shares authorized, respectively; 69,086,862 and 42,943,084 issued and outstanding, respectively) (Note 6)	$69	$43
Paid-in capital in excess of par (Note 6)	805,918	545,707
(Over) undistributed net investment income	(9,692)	24,152
Accumulated realized losses on investments	(104,595)	(53,050)
Unrealized appreciation on investments	19,724	15,744

Net Assets	$711,424	$532,596

Net Asset Value Per Share	$10.30	$12.40

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended
	June 30,	June 30,	June 30,
	2010	2009	2008

Investment Income
Interest income: (Note 4)
Control investments (Net of foreign withholding tax of $19, $166, and $230, respectively)	$17,218	$19,281	$21,709
Affiliate investments (Net of foreign withholding tax of $-, $-, and $70, respectively)	7,957	3,039	1,858
Non-control/Non-affiliate investments	61,343	40,606	35,466

Total interest income	86,518	62,926	59,033

Dividend income
Control investments	14,860	22,468	11,327
Non-control/Non-affiliate investments	474	—	—
Money market funds	32	325	706

Total dividend income	15,366	22,793	12,033

Other income: (Note 5)
Control investments	261	1,249	1,123
Affiliate investments	169	—	—
Non-control/Non-affiliate investments	3,613	13,513	7,213
Gain on Patriot acquisition (Note 2)	8,632	—	—

Total other income	12,675	14,762	8,336

Total Investment Income	114,559	100,481	79,402

Operating Expenses
Investment advisory fees:
Base management fee (Note 8)	13,929	11,915	8,921
Income incentive fee (Note 8)	16,798	14,790	11,278

Total investment advisory fees	30,727	26,705	20,199

Interest and credit facility expenses	8,382	6,161	6,318
Sub-administration fees	—	846	859
Legal fees	702	947	2,503
Valuation services	734	705	577
Audit, compliance and tax related fees	981	1,015	470
Allocation of overhead from Prospect Administration (Note 8)	3,361	2,856	2,139
Insurance expense	254	246	256
Directors’ fees	255	269	253
Potential merger expenses (Note 12)	852	—	—
Other general and administrative expenses	1,121	1,035	715
Excise taxes	—	533	—

Total Operating Expenses	47,369	41,318	34,289

Net Investment Income	67,190	59,163	45,113

Net realized loss on investments (Note 4)	(51,545)	(39,078)	(16,222)
Net change in unrealized appreciation (depreciation) on investments (Note 4)	3,980	15,019	(1,300)

Net Increase in Net Assets Resulting from Operations	$19,625	$35,104	$27,591

Net increase in net assets resulting from operations per share: (Note 7 and Note 9)	$0.33	$1.11	$1.17

Weighted average shares of common stock outstanding:	59,429,222	31,559,905	23,626,642

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
(In thousands, except share data)

	Year Ended
	June 30,	June 30,	June 30,
	2010	2009	2008

Increase in Net Assets from Operations:
Net investment income	$67,190	$59,163	$45,113
Net loss on investments	(51,545)	(39,078)	(16,222)
Net change in unrealized appreciation (depreciation) on investments	3,980	15,019	(1,300)

Net Increase in Net Assets Resulting from Operations	19,625	35,104	27,591

Dividends to Shareholders	(101,034)	(36,519)	(39,513)

Capital Share Transactions:
Net proceeds from capital shares sold	158,002	100,304	140,249
Less: Offering costs of public share offerings	(1,781)	(1,023)	(1,505)
Fair value of equity issued in conjunction with Patriot acquisition	92,800	—	—
Reinvestment of dividends	11,216	5,107	2,753

Net Increase in Net Assets Resulting from Capital Share Transactions	260,237	104,388	141,497

Total Increase in Net Assets:	178,828	102,973	129,575
Net assets at beginning of year	532,596	429,623	300,048

Net Assets at End of Year	$711,424	$532,596	$429,623

Capital Share Activity:
Shares sold	16,683,197	12,942,500	9,400,000
Shares issued for Patriot acquisition	8,444,068	—	—
Shares issued through reinvestment of dividends	1,016,513	480,205	171,314

Net increase in capital share activity	26,143,778	13,422,705	9,571,314
Shares outstanding at beginning of year	42,943,084	29,520,379	19,949,065

Shares Outstanding at End of Year	69,086,862	42,943,084	29,520,379

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share data)

	Year Ended
	June 30,	June 30,	June 30,
	2010	2009	2008

Cash Flows from Operating Activities:
Net increase in net assets resulting from operations	$19,625	$35,104	$27,591
Net realized loss on investments	51,545	39,078	16,239
Net change in unrealized (appreciation) depreciation on investments	(3,980)	(15,019)	1,300
Accretion of original issue discount on investments	(20,313)	(2,399)	(2,095)
Amortization of deferred financing costs	5,297	759	727
Gain on Patriot acquisition (Note 2)	(8,632)	—	—
Change in operating assets and liabilities:
Payments for purchases of investments and payment-in-kind interest	(157,662)	(98,305)	(311,947)
Proceeds from sale of investments and collection of investment principal	136,221	27,007	127,212
Purchases of cash equivalents	(199,997)	(39,999)	(274,949)
Sales of cash equivalents	199,997	39,999	274,932
Net decrease (increase) of investments in money market funds	29,864	(65,735)	8,760
Decrease (increase) in interest receivable, net	530	532	(1,955)
Decrease (increase) in dividends receivable	27	4,220	(3,985)
Decrease (increase) in loan principal receivable	—	71	(71)
Decrease in receivable for structuring fees	—	—	1,625
Decrease (increase) in other receivables	152	(4)	(296)
(Increase) decrease in prepaid expenses	(268)	205	198
Decrease in due from Prospect Administration	1,500	—	—
Increase in other assets	(534)	—	—
Decrease in payables for securities purchased	—	—	(70,000)
(Decrease) increase in due to Prospect Administration	(548)	147	365
Increase (decrease) in due to Prospect Capital Management	3,135	(75)	1,438
(Decrease) increase in accrued expenses	(1,291)	1,277	(208)
Increase (decrease) in other liabilities	170	(863)	1,094

Net Cash Provided By Operating Activities:	54,838	(74,000)	(204,025)

Cash Flows from Investing Activities:
Acquisition of Patriot, net of cash acquired (Note 2)	(106,586)	—	—

Net Cash Used In Investing Activities:	(106,586)	—	—

Cash Flows from Financing Activities:
Borrowings under credit facility	244,100	100,157	238,492
Payments under credit facility	(268,600)	(66,524)	(147,325)
Financing costs paid and deferred	(5,925)	(6,270)	(416)
Net proceeds from issuance of common stock	158,001	100,304	140,249
Offering costs from issuance of common stock	(1,781)	(1,023)	(1,505)
Dividends paid	(82,908)	(43,257)	(24,915)

Net Cash Provided By Financing Activities:	42,887	83,387	204,580

Total (Decrease) Increase in Cash	(8,861)	9,387	555
Cash balance at beginning of year	9,942	555	—

Cash Balance at End of Year	$1,081	$9,942	$555

Cash Paid For Interest	$1,444	$5,014	$4,942

Non-Cash Financing Activity:
Amount of shares issued in connection with dividend reinvestment plan	$11,216	$5,107	$2,753

Fair value of shares issued in conjunction with the Patriot Acquisition	$92,800	$—	$—

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

LEVEL 3 PORTFOLIO INVESTMENTS:
Control Investments (25.00% or greater of voting control)
Ajax Rolled Ring & Machine, Inc.	South Carolina/Manufacturing	Senior Secured Note — Tranche A (10.50%, due 4/01/2013)(3),(4)	$21,047	$21,047	$21,047	3.0%
		Subordinated Secured Note — Tranche B (11.50% plus 6.00% PIK, due 4/01/2013)(3),(4)	16,306	16,306	9,857	1.3%
		Subordinated Secured Note — Tranche B (15.00%, due 10/30/2010)	500	500	—	0.0%
		Convertible Preferred Stock — Series A (6,142.6 shares)		6,057	—	0.0%
		Unrestricted Common Stock (6 shares)		—	—	0.0%

				43,910	30,904	4.3%

AWCNC, LLC(20)	North Carolina/Machinery	Members Units — Class A (1,800,000 units)		—	—	0.0%
		Members Units — Class B-1 (1 unit)		—	—	0.0%
		Members Units — Class B-2 (7,999,999 units)		—	—	0.0%

				—	—	0.0%

Borga, Inc.	California/Manufacturing	Revolving Line of Credit — $1,000 Commitment (4.75% plus 3.25% default interest, in non-accrual status effective 03/02/2010, past due)(4),(26)	1,000	945	850	0.1%
		Senior Secured Term Loan B (8.25% plus 3.25% default interest, in non-accrual status effective 03/02/2010, past due)(4)	1,612	1,500	1,282	0.2%
		Senior Secured Term Loan C (12.00% plus 4.00% PIK plus 3.00% default interest, in non-accrual status effective 03/02/2010, past due)	8,624	707	—	0.0%
		Common Stock (100 shares)(22)		—	—	0.0%
		Warrants (33,750 warrants)(22)		—	—	0.0%

				3,152	2,132	0.3%

C&J Cladding LLC	Texas/Metal Services and Minerals	Membership Interest (400 units)(23)		580	4,128	0.6%

				580	4,128	0.6%

Change Clean Energy Holdings, Inc. (“CCEHI”)(5)	Maine/Biomass Power	Common Stock (1,000 shares)		2,383	—	0.0%

				2,383	—	0.0%

Fischbein, LLC	North Carolina/Machinery	Senior Subordinated Debt (13.00% plus 5.50% PIK, due 5/01/2013)	3,811	3,631	3,811	0.5%
		Membership Interest(25)		1,899	4,812	0.7%

				5,530	8,623	1.2%

Freedom Marine Services LLC	Louisiana/Shipping Vessels	Subordinated Secured Note (16.00% PIK, due 12/31/2011)(3)	10,088	10,040	3,583	0.5%
		Net Profits Interest (22.50% payable on equity distributions)(3),(7)		—	—	0.0%

				10,040	3,583	0.5%

Gas Solutions Holdings, Inc.(8),(3)	Texas/Gas Gathering and Processing	Senior Secured Note (18.00%, due 12/11/2016)	25,000	25,000	25,000	3.5%
		Junior Secured Note (18.00%, due 12/12/2016)	7,500	7,500	7,500	1.1%
		Common Stock (100 shares)		5,003	60,596	8.5%

				37,503	93,096	13.1%

LEVEL 3 PORTFOLIO INVESTMENTS:
Control Investments (25.00% or greater of voting control)
Integrated Contract Services, Inc.(9)	North Carolina/Contracting	Senior Demand Note (15.00%, past due)(10)	$1,170	$1,170	$1,170	0.2%
		Senior Secured Note (7.00% plus 7.00% PIK plus 6.00% default interest, in non-accrual status effective 10/09/2007, past due)	1,100	800	1,100	0.2%
		Junior Secured Note (7.00% plus 7.00% PIK plus 6.00% default interest, in non-accrual status effective 10/09/2007, past due)	14,003	14,003	2,272	0.2%
		Preferred Stock — Series A (10 shares)		—	—	0.0%
		Common Stock (49 shares)		679	—	0.0%

				16,652	4,542	0.6%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

Iron Horse Coiled Tubing, Inc.(24)	Alberta, Canada/Production Services	Senior Secured Tranche 1 (Zero Coupon, in non-accrual status effective 1/01/2010, due 12/31/2016)	$615	$396	$615	0.1%
		Senior Secured Tranche 2 (Zero Coupon, in non-accrual status effective 1/01/2010, due 12/31/2016)	2,337	2,338	2,338	0.3%
		Senior Secured Tranche 3 (1.00%, in non-accrual status effective 1/01/2010, due
		12/31/2016)	18,000	18,000	9,101	1.3%
		Common Stock (3,821 shares)		268	—	0.0%

				21,002	12,054	1.7%

Manx Energy, Inc. (“Manx”)(12)	Kansas/Oil & Gas Production	Appalachian Energy Holdings, LLC (“AEH”) — Senior Secured Note (8.00%, in non-accrual status effective 1/19/2010, due 1/19/2013)	2,073	2,000	472	0.1%
		Coalbed, LLC — Senior Secured Note (8.00%, in non-accrual status effective 1/19/2010, due 1/19/2013)(6)	6,219	5,991	1,414	0.2%
		Manx — Senior Secured Note (13.00%, in non-accrual status effective 1/19/2010, due 1/19/2013)	2,800	2,800	2,800	0.4%
		Manx — Preferred Stock (6,635 shares)		6,308	—	0.0%
		Manx — Common Stock (3,416,335 shares)		1,171	—	0.0%

				18,270	4,686	0.7%

NRG Manufacturing, Inc.	Texas/Manufacturing	Senior Secured Note (16.50%, due 8/31/2011)(3),(4)	13,080	13,080	13,080	1.8%
		Common Stock (800 shares)		2,317	7,031	1.0%

				15,397	20,111	2.8%

Nupla Corporation	California/Home & Office Furnishings, Housewares & Durable	Revolving Line of Credit — $2,000 Commitment (7.25% plus 2.00% default interest, due 9/04/2012)(4),(26)	1,093	958	1,093	0.1%
		Senior Secured Term Loan A (8.00% plus 2.00% default interest, due 9/04/2012)(4)	5,139	1,503	3,301	0.5%
		Senior Subordinated Debt (10.00% plus 5.00% PIK, in non-accrual status effective 4/01/2009, due 3/04/2013)	3,368	—	—	0.0%
		Preferred Stock — Class A (2,850 shares)		—	—	0.0%
		Preferred Stock — Class B (1,330 shares)		—	—	0.0%
		Common Stock (2,360,743 shares)		—	—	0.0%

				2,461	4,394	0.6%

R-V Industries, Inc.	Pennsylvania/Manufacturing	Warrants (200,000 warrants, expiring 6/30/2017)		1,682	1,697	0.2%
		Common Stock (545,107 shares)		5,086	4,626	0.7%

				6,768	6,323	0.9%

LEVEL 3 PORTFOLIO INVESTMENTS:
Control Investments (25.00% or greater of voting control)
Sidump’r Trailer Company, Inc.	Nebraska/Automobile	Revolving Line of Credit — $2,000 Commitment (7.25%, in non-accrual status effective 11/01/2008, due 1/10/2011)(4),(26)	$1,025	$479	$574	0.1%
		Senior Secured Term Loan A (7.25%, in non-accrual status effective 11/01/2008, due 1/10/2011)(4)	2,048	463	—	0.0%
		Senior Secured Term Loan B (8.75%, in-non-accrual status effective 11/01/2008, due 1/10/2011)(4)	2,321	—	—	0.0%
		Senior Secured Term Loan C (16.50% PIK, in non-accrual status effective 9/27/2008, due 7/10/2011)	3,085	—	—	0.0%
		Senior Secured Term Loan D (7.25%, in non-accrual status effective 11/01/2008, due 7/10/2011)(4)	1,700	—	—	0.0%
		Preferred Stock (49,843 shares)		—	—	0.0%
		Common Stock (64,050 shares)		—	—	0.0%

				942	574	0.1%

Yatesville Coal Holdings, Inc.(11)	Kentucky/Mining, Steel, Iron and Non-Precious Metals and Coal Production	Senior Secured Note (Non-accrual status effective 1/01/2009, due 12/31/2010)(4)	10,000	1,035	808	0.1%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

		Junior Secured Note (Non-accrual status effective 1/01/2009, due 12/31/2010)(4)	$41,931	$95	$—	0.0%
		Common Stock (1,000 shares)		—	—	0.0%

				1,130	808	0.1%

		Total Control Investments		185,720	195,958	27.5%

Affiliate Investments (5.00% to 24.99% voting control)
Biotronic NeuroNetwork(17)	Michigan/Healthcare	Senior Secured Note (11.50% plus 1.00% PIK, due 2/21/2013)(3),(4)	26,227	26,227	26,744	3.8%
		Preferred Stock (9,925.455 shares)(13)		2,300	2,759	0.4%

				28,527	29,503	4.2%

Boxercraft Incorporated	Georgia/Textiles & Leather	Revolving Line of Credit — $1,000 Commitment (9.00%, due 9/16/2013)(26),(27)	1,000	1,000	1,000	0.1%
		Senior Secured Term Loan A (9.50%, due 9/16/2013)(3),(4)	3,843	3,330	3,577	0.5%
		Senior Secured Term Loan B (10.00%, due 9/16/2013)(3),(4)	4,822	3,845	4,386	0.6%
		Subordinated Secured Term Loan (12.00% plus 6.50% PIK, due 3/16/2014)(3)	7,235	5,775	6,717	0.9%
		Preferred Stock (1,000,000 shares)		—	205	0.0%
		Common Stock (10,000 shares)		—	—	0.0%

				13,950	15,885	2.2%

KTPS Holdings, LLC	Colorado/Textiles & Leather	Revolving Line of Credit — $1,500 Commitment (10.50%, due 1/31/2012)(26),(27)	1,000	1,000	1,000	0.1%
		Senior Secured Term Loan A (10.50%, due 1/31/2012)(3),(4)	3,130	2,847	2,916	0.4%
		Senior Secured Term Loan B (12.00%, due 1/31/2012)(3)	435	377	409	0.1%
		Senior Secured Term Loan C (12.00% plus 6.00% PIK, due 3/31/2012)(3)	4,932	4,345	4,796	0.7%
		Membership Interest — Class A (730 units)		—	—	0.0%
		Membership Interest — Common (199,795 units)		—	—	0.0%

				8,569	9,121	1.3%

LEVEL 3 PORTFOLIO INVESTMENTS:
Affiliate Investments (5.00% to 24.99% voting control)
Smart, LLC(15)	New York/Diversified/Conglomerate Service	Membership Interest — Class B (1,218 units)		$—	$—	0.0%
		Membership Interest — Class D (1 unit)		—	—	0.0%

				—	—	0.0%

Sport Helmets Holdings, LLC(15)	New York/Personal & Nondurable Consumer Products	Revolving Line of Credit — $3,000 Commitment (4.54%, due 12/14/2013)(26),(27)		—	—	0.0%
		Senior Secured Term Loan A (4.54%, due 12/14/2013)(3),(4)	$3,025	1.658	2,993	0.4%
		Senior Secured Term Loan B (5.04%, due 12/14/2013)(3),(4)	7,388	5,161	6,432	0.9%
		Senior Subordinated Debt — Series A (12.00% plus 3.00% PIK, due 6/14/2014)(3)	7,325	5,857	6,734	0.9%
		Senior Subordinated Debt — Series B (10.00% plus 5.00% PIK, due 6/14/2014)(3)	1,357	952	1,160	0.2%
		Common Stock (20,554 shares)		408	1,912	0.3%

				14,036	19,231	2.7%

		Total Affiliate Investments		65.082	73,740	10.4%

Non-control/Non- affiliate Investments (less than 5.00% of voting control)
ADAPCO, Inc.	Florida/Ecological	Common Stock (5,000 shares)		141	340	0.0%

				141	340	0.0%

Aircraft Fasteners International, LLC	California/Machinery	Revolving Line of Credit — $500 Commitment (9.50%, due 11/01/2012)(26),(27)		—	—	0.0%
		Senior Secured Term Loan (9.50%, due 11/01/2012)(3),(4)	4,565	4,565	4,248	0.6%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

		Junior Secured Term Loan (12.00% plus 6.00% PIK, due 5/01/2013)(3)	$5,134	$5,134	$4,807	0.7%
		Convertible Preferred Stock (32,500 units)		396	98	0.0%

				10,095	9,153	1.3%

American Gilsonite Company	Utah/Specialty Minerals	Senior Subordinated Note (12.00% plus 3.00% PIK, due 3/14/2013)(3)	14,783	14,783	14,931	2.1%
		Membership Interest in AGC/PEP, LLC (99.9999%)(16)		1,031	3,532	0.5%

				15,814	18,463	2.6%

Arrowhead General Insurance Agency, Inc.(17)	California/Insurance	Senior Secured Term Loan (8.50%, due 8/08/2012)	850	809	830	0.1%
		Junior Secured Term Loan (10.25% plus 2.50% PIK, due 2/08/2013)	6,179	5,002	5,122	0.7%

				5,811	5,952	0.8%

Caleel + Hayden, LLC(15)	Colorado/Personal & Nondurable Consumer Products	Membership Units (7,500 shares)		351	818	0.1%
		Options in Mineral Fusion Natural Brands, LLC (11,662 options)		—	—	0.0%

				351	818	0.1%

LEVEL 3 PORTFOLIO INVESTMENTS:
Non-control/Non- affiliate Investments (less than 5.00% of voting control)
Castro Cheese Company, Inc.	Texas/Food Products	Subordinated Secured Note (11.00% plus 2.00% PIK, due 2/28/2013)(3)	$7,692	$7,597	$7,769	1.1%

				7,597	7,769	1.1%

Copernicus Group	North Carolina/Healthcare	Revolving Line of Credit — $500 Commitment (10.00%, due 10/08/2013)(4),(26)	150	22	150	0.0%
		Senior Secured Term Loan A (10.00%, due 10/08/2013)(3),(4)	5,850	5,058	5,416	0.8%
		Senior Subordinated Debt (10.00% plus 10.00% PIK, due 4/08/2014)	13,390	11,421	12,677	1.8%
		Preferred Stock — Series A (1,000,000 shares)		67	104	0.0%
		Preferred Stock — Series C (212,121 shares)		212	246	0.0%

				16,780	18,593	2.6%

Deb Shops, Inc.(17)	Pennsylvania/Retail	Second Lien Debt (14.00% PIK, in non-accrual status effective 2/24/2009, due 10/23/2014)	17,562	14,606	2,051	0.3%

				14,606	2,051	0.3%

Diamondback Operating, LP	Oklahoma/Oil & Gas Production	Net Profits Interest (15.00% payable on Equity distributions)(7)		—	193	0.0%

				—	193	0.0%

EXL Acquisition Corporation	South Carolina/Electronics	Revolving Line of Credit — $1,000 Commitment (7.75%, due 06/24/2015)(26),(27)		—	—	0.0%
		Senior Secured Term Loan A (7.75%, due 6/24/2015)(3),(4)	12,250	12,250	12,250	1.7%
		Senior Secured Term Loan B (12.00% plus 2.00% PIK, due 12/24/2015)(3)	12,250	12,250	12,250	1.7%
		Common Stock — Class A (2,475 shares)		437	363	0.1%
		Common Stock — Class B (25 shares)		252	103	0.0%

				25,189	24,966	3.5%

Fairchild Industrial Products, Co.(2)	North Carolina/Electronics	Preferred Stock — Class A (285.1 shares)		377	435	0.1%
		Common Stock — Class B (28 shares)		211	228	0.0%

				588	663	0.1%

H&M Oil & Gas, LLC	Texas/Oil & Gas Production	Senior Secured Note (13.00% plus 3.00% PIK, due 9/30/2010)	59,107	59,107	48,867	6.9%
		Net Profits Interest (8.00% payable on Equity distributions)(7)		—	827	0.1%

				59,107	49,694	7.0%

Hoffmaster Group, Inc.	Wisconsin/Durable Consumer Products	Second Lien Term Loan (13.50%, due 6/2/2017)(3)	20,000	20,000	20,000	2.8%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

				$20,000	$20,000	2.8%

Hudson Products Holdings, Inc.(17)	Texas/Manufacturing	Senior Secured Term Loan (8.00%, due 8/24/2015)(3),(4)	$6,365	5,734	5,314	0.7%

				5,734	5,314	0.7%

IEC Systems LP (“IEC”)/Advanced Rig Services LLC (“ARS”)	Texas/Oilfield Fabrication	IEC Senior Secured Note (12.00% plus 3.00% PIK, due 11/20/2012)(3),(4)	19,008	19,008	19,008	2.7%
		ARS Senior Secured Note (12.00% plus 3.00% PIK, due 11/20/2012)(3),(4)	11,421	11,421	11,421	1.6%

				30,429	30,429	4.3%

LEVEL 3 PORTFOLIO INVESTMENTS:
Non-control/Non- affiliate Investments (less than 5.00% of voting control)
Impact Products, LLC	Ohio/Home & Office Furnishings, Housewares & Durable	Junior Secured Term Loan (6.38%, due 9/09/2012)(4)	$7,300	$6,351	$7,290	1.0%
		Senior Subordinated Debt (10.00% plus 5.00% PIK, due 9/09/2012)	5,548	5,300	5,548	0.8%

				11,651	12,838	1.8%

Label Corp Holdings, Inc.	Nebraska/Printing & Publishing	Senior Secured Term Loan (8.50%, due 8/08/2014)(3),(4)	5,794	5,222	5,284	0.7%

				5,222	5,284	0.7%

LHC Holdings Corp.(17)	Florida/Healthcare	Revolving Line of Credit — $750 Commitment (9.00%, due 11/30/2012)(26),(27)		—	—	0.0%
		Senior Secured Term Loan A (9.00%, due 11/30/2012)(3),(4)	2,015	2,015	1,839	0.3%
		Senior Subordinated Debt (12.00% plus 2.50% PIK, due 5/31/2013)(3)	4,565	4,199	4,220	0.6%
		Membership Interest (125 units)		216	217	0.0%

				6,430	6,276	0.9%

Mac & Massey Holdings, LLC	Georgia/Food Products	Senior Subordinated Debt (10.00% plus 5.75% PIK, due 2/10/2013)	8,671	7,351	8,643	1.2%
		Membership Interest (250 units)		145	390	0.1%

				7,496	9,033	1.3%

Maverick Healthcare, LLC	Arizona/Healthcare	Second Lien Debt (12.50% plus 3.50% PIK, due 4/30/2014)(3)	13,122	13,122	13,247	1.9%
		Preferred Units (1,250,000 units)		1,252	2,025	0.2%
		Common Units (1,250,000 units)		—	—	0.0%

				14,374	15,272	2.1%

Miller Petroleum, Inc.	Tennessee/Oil & Gas Production	Warrants, Common Stock (2,208,772 warrants, expiring 5/04/2010 to 3/31/2015)(14)		150	1,244	0.2%

				150	1,244	0.2%

Northwestern Management Services, LLC	Florida/Healthcare	Revolving Line of Credit — $1,000 Commitment (4.36%, due 12/13/2012)(26),(27)	350	350	350	0.0%
		Senior Secured Term Loan A (4.36%, due 12/13/2012)(3),(4)	4,309	3,516	3,578	0.5%
		Senior Secured Term Loan B (4.86%, due 12/13/2012)(3),(4)	1,219	904	956	0.1%
		Subordinated Secured Term Loan (12.00% plus 3.00%, due 6/13/2013)(3)	2,971	2,468	2,606	0.4%
		Common Stock (50 shares)		371	564	0.1%

				7,609	8,054	1.1%

Prince Mineral Company, Inc.	New York/Metal Services and Minerals	Junior Secured Term Loan (9.00%, due 12/21/2012)(4)	11,150	11,150	11,150	1.6%
		Senior Subordinated Debt (13.00% plus 2.00%, due 7/21/2013)	12,260	1,420	12,260	1.7%

				12,570	23,410	3.3%

Qualitest Pharmaceuticals, Inc.(17)	Alabama/Pharmaceuticals	Second Lien Debt (7.79%, due 4/30/2015)(3),(4)	12,000	11,955	12,000	1.7%

				11,955	12,000	1.7%

LEVEL 3 PORTFOLIO INVESTMENTS:

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

Non-control/Non- affiliate Investments (less than 5.00% of voting control)
Regional Management Corporation	South Carolina/Financial Services	Second Lien Debt (12.00% plus 2.00% PIK, due 6/29/2012)(3)	$25,814	$25,814	$25,592	3.6%

				25,814	25,592	3.6%

Roll Coater Acquisition Corp.	Indiana/Metal Services and Minerals	Subordinated Secured Debt (10.25%, due 9/30/2010)	6,268	6,102	6,082	0.9%

				6,102	6,082	0.9%

R-O-M Corporation	Missouri/Automobile	Revolving Line of Credit — $1,750 Commitment (4.50%, due 2/08/2013)(26),(27)		—	—	0.0%
		Senior Secured Term Loan A (4.50%, due 2/08/2013)(3),(4)	4,640	4,025	4,571	0.6%
		Senior Secured Term Loan B (8.00%, due 5/08/2013)(3),(4)	7,251	7,251	7,078	1.0%
		Senior Subordinated Debt (12.00% plus 3.00% PIK due 8/08/2013)(3)	7,118	6,799	6,392	0.9%

				18,075	18,041	2.5%

Seaton Corp.	Illinois/Business Services	Subordinated Secured (12.50% plus 2.00% PIK, due 3/14/2011)	12,296	12,060	12,132	1.7%

				12,060	12,132	1.7%

Shearer’s Foods, Inc.	Ohio/Food Products	Junior Secured Debt (12.00% plus 3.00% PIK, due 3/31/2016)(3)	35,266	35,266	36,119	5.1%
		Membership Interest in Mistral Chip Holdings, LLC (2,000 units)(18)		2,560	6,136	0.9%
		Membership Interest in Mistral Chip Holdings, LLC 2 (595 units)(18)		762	1,825	0.3%

				38,588	44,080	6.2%

Skillsoft Public Limited Company	Ireland/Prepackaged Software	Subordinated Unsecured (11.125%, due 06/01/2018)	15,000	14,903	15,000	2.2%

				14,903	15,000	2.2%

Stryker Energy, LLC	Ohio/Oil & Gas Production	Subordinated Secured Revolving Credit Facility (12.00%, due 12/01/2012)(3),(4)	29,724	29,507	29,624	4.2%
		Overriding Royalty Interests(19)		—	2,768	0.4%

				29,507	32,392	4.6%

TriZetto Group(17)	California/Healthcare	Subordinated Unsecured Note (12.00% plus 1.50% PIK, due 10/01/2016)(3)	15,434	15,306	15,895	2.2%

				15,306	15,895	2.2%

Unitek(17)	Pennsylvania/Technical Services	Second Lien Debt (13.08%, due 12/31/2013)(3),(4)	11,500	11,387	11,615	1.7%

				11,387	11,615	1.7%

Wind River Resources Corp. and Wind River II Corp.	Utah/Oil & Gas Production	Senior Secured Note (13.00% plus 3.00% default interest, in non-accrual status effective 12/01/2008, due 7/31/2010)(4)	15,000	15,000	8,779	1.2%
		Net Profits Interest (5.00% payable on Equity distributions)(7)		—	—	0.0%

				15,000	8,779	1.2%

		Total Non-Control/Non- Affiliate Investments (Level 3 Investments)		476,441	477,417	67.1%

		Total Level 3 Portfolio Investments		727,243	747,115	105.0%

LEVEL 1 PORTFOLIO INVESTMENTS:
Non-control/Non- affiliate Investments (less than 5.00% of voting control)
Allied Defense Group, Inc.	Virginia/Aerospace & Defense	Common Stock (10,000 shares)		$56	$38	0.0%

				56	38	0.0%

Dover Saddlery, Inc.	Massachusetts/Retail	Common Stock (30,974 shares)		63	97	0.0%

				63	97	0.0%

LyondellBasell Industries N.V.(22)	Netherlands/Chemical Company	Class A Common Stock (26,961 shares)		874	435	0.2%
		Class B Common Stock (49,421 shares)		523	798	0.0%

				1,397	1,233	0.2%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2010
						% of
			Principal		Fair	Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

		Total Non-Control /Non-Affiliate Investments (Level 1 Investments)		$1,516	$1,368	0.2%

		Total Portfolio Investments		728,759	748,483	105.2%

SHORT TERM INVESTMENTS: Money Market Funds (Level 2 Investments)
Fidelity Institutional Money Market Funds — Government Portfolio (Class I)				62,183	62,183	8.8%
Fidelity Institutional Money Market Funds — Government Portfolio (Class I)(3)				6,687	6,687	0.9%
Victory Government Money Market Funds				1	1	0.0%

		Total Money Market Funds		68,871	68,871	9.7%

		Total Investments		797,630	817,354	114.9%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data)

			June 30, 2009
			Principal		Fair	% of Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

LEVEL 3 INVESTMENTS:
Control Investments (25.00% or greater of voting control)
Ajax Rolled Ring & Machine, Inc.	South Carolina/Manufacturing	Senior Secured Note — Tranche A (10.50%, due 4/01/2013)(3),(4)	$21,487	$21,487	$21,487	4.0%
		Subordinated Secured Note — Tranche B (11.50% plus 6.00% PIK, due 4/01/2013)(3),(4)	11,675	11,675	10,151	1.9%
		Convertible Preferred Stock — Series A (6,143 shares)		6,057	—	0.0%
		Unrestricted Common Stock (6 shares)		—	—	0.0%

				39,219	31,638	5.9%

C&J Cladding LLC	Texas/Metal Services and Minerals	Senior Secured Note (14.00%, due 3/30/2012)(3),(4)	3,150	2,722	3,308	0.6%
		Warrants (400 warrants, expiring 3/30/2014)		580	3,825	0.7%

				3,302	7,133	1.3%

Change Clean Energy Holdings, Inc. (“CCEHI”)(5)	Maine/Biomass Power	Common Stock (1,000 shares)		2,530	2,530	0.5%

				2,530	2,530	0.5%

Gas Solutions Holdings, Inc.(8)	Texas/Gas Gathering and Processing	Senior Secured Note (18.00%, due 12/22/2018)(3)	25,000	25,000	25,000	4.7%
		Junior Secured Note (18.00%, due 12/23/2018)(3)	5,000	5,000	5,000	0.9%
		Common Stock (100 shares)(3)		5,003	55,187	10.4%

				35,003	85,187	16.0%

Integrated Contract Services, Inc.(9)	North Carolina/Contracting	Senior Demand Note (15.00%, due 6/30/2009)(10)	1,170	1,170	1,170	0.2%
		Senior Secured Note (7.00% plus 7.00% PIK plus 6.00% default interest, in non-accrual status effective 10/09/2007, past due)	800	800	800	0.1%
		Junior Secured Note (7.00% plus 7.00% PIK plus 6.00% default interest, in non-accrual status effective 10/09/2007, past due)	14,003	14,003	3,030	0.6%
		Preferred Stock — Series A (10 shares)		—	—	0.0%
		Common Stock (49 shares)		679	—	0.0%

				16,652	5,000	0.9%

Iron Horse Coiled Tubing, Inc.	Alberta, Canada/Production Services	Bridge Loan (15.00% plus 3.00% PIK, due 12/31/2009)	9,826	9,826	9,602	1.8%
		Senior Secured Note (15.00%, due 12/31/2009)	9,250	9,250	3,004	0.6%
		Common Stock (1,781 shares)		268	—	0.0%

				19,344	12,606	2.4%

NRG Manufacturing, Inc.	Texas/Manufacturing	Senior Secured Note (16.50%, due 8/31/2011)(3),(4)	13,080	13,080	13,080	2.5%
		Common Stock (800 shares)		2,317	19,294	3.6%

				15,397	32,374	6.1%

R-V Industries, Inc.	Pennsylvania/Manufacturing	Warrants (200,000 warrants, expiring 6/30/2017)		1,682	4,500	0.8%
		Common Stock (545,107 shares)		5,086	12,267	2.3%

				6,768	16,767	3.1%

Yatesville Coal Holdings, Inc.(11)	Kentucky/Mining, Steel, Iron and Non-Precious Metals and Coal Production	Senior Secured Note (15.72%, in non-accrual status effective 1/01/2009, due 12/31/2010)(4)	10,000	10,000	10,000	1.9%
		Junior Secured Note (15.72%, in non-accrual status effective 1/01/2009, due 12/31/2010)(4)	38,463	38,463	3,097	0.6%
		Common Stock (1,000 shares)		427	—	0.0%

				48,890	13,097	2.5%

		Total Control Investments		187,105	206,332	38.7%

LEVEL 3 INVESTMENTS:
Affiliate Investments (5.00% to 24.99% voting control)
Appalachian Energy Holdings LLC(21)	West Virginia/Construction Services	Senior Secured Debt — Tranche A (14.00% plus 3.00% PIK plus 3.00% default interest, in non-accrual status effective 11/01/2008, due 1/31/2011)	$1,997	$1,891	$2,052	0.4%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2009
			Principal		Fair	% of Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

		Senior Secured Debt — Tranche B (14.00% plus 3.00% PIK plus 3.00% default interest, in non-accrual status effective 11/01/2008, past due)	$2,050	$1,955	$356	0.1%
		Preferred Stock — Series A (200 units)		82	—	0.0%
		Preferred Stock — Series B (241 units)		241	—	0.0%
		Preferred Stock — Series C (500 units)		500	—	0.0%
		Warrants (6,065 warrants, expiring 2/13/2016)		176	—	0.0%
		Warrants (6,025 warrants, expiring 6/17/2018)		172	—	0.0%
		Warrants (25,000 warrants, expiring 11/30/2018)		—	—	0.0%

				5,017	2,408	0.5%

Biotronic NeuroNetwork(17)	Michigan/Healthcare	Senior Secured Note (11.50% plus 1.00% PIK, due 2/21/2013)(3),(4)	26,227	26,227	27,007	5.1%
		Preferred Stock (9,925 shares)(13)		2,300	2,839	0.5%

				28,527	29,846	5.6%

		Total Affiliate Investments		33,544	32,254	6.1%

Non-control/Non-affiliate Investments (less than 5.00% of voting control)
American Gilsonite Company	Utah/Specialty Minerals	Senior Subordinated Note (12.00% plus 3.00% PIK, due 3/14/2013)(3)	14,783	14,783	15,073	2.8%
		Membership Interest Units in AGC/PEP, LLC (99.9999%)(16)		1,031	3,851	0.7%

				15,814	18,924	3.5%

Castro Cheese Company, Inc.	Texas/Food Products	Junior Secured Note (11.00% plus 2.00% PIK, due 2/28/2013)(3)	7,538	7,413	7,637	1.4%

				7,413	7,637	1.4%

Conquest Cherokee, LLC(6)	Tennessee/Oil & Gas Production	Senior Secured Note (13.00% plus 4.00% default interest, in non-accrual status effective 4/01/2009, past due)(4)	10,200	10,191	6,855	1.3%
		Overriding Royalty Interests(19)		—	565	0.1%

				10,191	7,420	1.4%

Deb Shops, Inc.(17)	Pennsylvania/Retail	Second Lien Debt (8.67%, due 10/23/2014)	15,000	14,623	6,272	1.2%

				14,623	6,272	1.2%

Diamondback Operating, LP	Oklahoma/Oil & Gas Production	Net Profits Interest (15.00% payable on Equity distributions)(7)		—	458	0.1%

				—	458	0.1%

Freedom Marine Services LLC	Louisiana/Shipping Vessels	Subordinated Secured Note (12.00% plus 4.00% PIK, due 12/31/2011)(3)	7,234	7,160	7,152	1.4%
		Net Profits Interest (22.50% payable on Equity distributions)(3),(7)		—	229	0.0%

				7,160	7,381	1.4%
LEVEL 3 INVESTMENTS:
Non-control/Non-affiliate Investments (less than 5.00% of voting control)
H&M Oil & Gas, LLC	Texas/Oil & Gas Production	Senior Secured Note (13.00%, due 6/30/2010)(3)	$49,688	$49,688	$49,697	9.3%
		Net Profits Interest (8.00% payable on Equity distributions)(3),(7)		—	1,682	0.3%

				49,688	51,379	9.6%

IEC Systems LP (“IEC”)/Advanced Rig Services LLC (“ARS”)	Texas/Oilfield Fabrication	IEC Senior Secured Note (12.00% plus 3.00% PIK, due 11/20/2012)(3),(4)	21,411	21,411	21,839	4.1%
		ARS Senior Secured Note (12.00% plus 3.00% PIK, due 11/20/2012)(3),(4)	12,836	12,836	13,092	2.5%

				34,247	34,931	6.6%

Maverick Healthcare, LLC	Arizona/Healthcare	Second Lien Debt (12.00% plus 1.50% PIK, due 4/30/2014)(3)	12,691	12,691	12,816	2.4%
		Preferred Units (1,250,000 units)		1,252	1,300	0.2%
		Common Units (1,250,000 units)		—	—	0.0%

				13,943	14,116	2.6%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

			June 30, 2009
			Principal		Fair	% of Net
Portfolio Company	Locale / Industry	Investments(1)	Value	Cost	Value(2)	Assets

Miller Petroleum, Inc.	Tennessee/Oil & Gas Production	Warrants, Common Stock (1,935,523 warrants, expiring 5/04/2010 to 6/30/2014)(14)		$150	$241	0.1%

				150	241	0.1%

Peerless Manufacturing	Texas/Manufacturing	Subordinated Secured Note (11.50% plus 3.50% PIK, due 4/29/2013)(3)	$20,000	20,000	20,400	3.8%

				20,000	20,400	3.8%

Qualitest Pharmaceuticals, Inc.(17)	Alabama/Pharmaceuticals	Second Lien Debt (8.10%, due 4/30/2015)(3),(4)	12,000	11,949	11,452	2.2%

				11,949	11,452	2.2%

Regional Management Corporation.	South Carolina/Financial Services	Second Lien Debt (12.00% plus 2.00% PIK, due 6/29/2012)(3)	25,424	25,424	23,073	4.3%

				25,424	23,073	4.3%

Resco Products, Inc.	Pennsylvania/Manufacturing	Second Lien Debt (8.67%, due 6/22/2014)(3),(4)	9,750	9,594	9,750	1.8%

				9,594	9,750	1.8%

Shearer’s Foods, Inc.	Ohio/Food Products	Second Lien Debt (14.00%, due 10/31/2013)(3)	18,000	18,000	18,360	3.5%
		Membership Interest Units in Mistral Chip Holdings, LLC (2,000 units)(18)		2,000	3,419	0.6%

				20,000	21,779	4.1%

Stryker Energy, LLC	Ohio/Oil & Gas Production	Subordinated Secured Revolving Credit Facility (12.00%, due 12/01/2011)(3),(4)	29,500	29,154	29,554	5.5%
		Overriding Royalty Interests(19)		—	2,918	0.6%

				29,154	32,472	6.1%

TriZetto Group(17)	California/Healthcare	Subordinated Unsecured Note (12.00% plus 1.50% PIK, due 10/01/2016)(3)	15,205	15,065	16,331	3.1%

				15,065	16,331	3.1%

Unitek(17)	Pennsylvania/Technical Services	Second Lien Debt (13.08%, due 12/31/2013)(3),(4)	11,500	11,360	11,730	2.2%

				11,360	11,730	2.2%
LEVEL 3 INVESTMENTS:
Non-control/Non-affiliate Investments (less than 5.00% of voting control)
Wind River Resources Corp. and Wind River II Corp.	Utah/Oil & Gas Production	Senior Secured Note (13.00% plus 3.00% default interest, in non-accrual status effective 12/01/2008, due 7/31/2010)(4)	$15,000	$15,000	$12,644	2.4%
		Net Profits Interest (5.00% payable on Equity distributions)(7)		—	192	0.0%

				15,000	12,836	2.4%

		Total Non-Control/Non-Affiliate Investments		310,775	308,582	57.9%

		Total Level 3 Portfolio Investments		531,424	547,168	102.7%

LEVEL 2 INVESTMENTS:
Money Market Funds
Fidelity Institutional Money Market Funds — Government Portfolio (Class I)				94,753	94,753	17.8%
Fidelity Institutional Money Market Funds — Government Portfolio (Class I)(3)				3,982	3,982	0.7%

		Total Money Market Funds (Level 2 Investments)		98,735	98,735	18.5%

		Total Investments		630,159	645,903	121.2%

See notes to consolidated financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

Endnote Explanations for the Consolidated Schedule of Investments as of June 30, 2010 and June 30, 2009

(1)	The securities in which Prospect Capital Corporation (“we”, “us” or “our”) has invested were acquired in transactions that were exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act.” These securities may be resold only in transactions that are exempt from registration under the Securities Act.

(2)	Fair value is determined by or under the direction of our Board of Directors. As of June 30, 2010, three of our portfolio investments, Allied Defense Group, Inc., Dover Saddlery, Inc. and Lyondell, were publically traded and classified as Level 1 within the valuation hierarchy established by Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”). As of June 30, 2010 and June 30, 2009, the fair value of our remaining portfolio investments was determined using significant unobservable inputs. ASC 820 classifies such inputs used to measure fair value as Level 3 within the valuation hierarchy. Our investments in money market funds are classified as Level 2. See Note 3 and Note 4 within the accompanying consolidated financial statements for further discussion.

(3)	Security, or portion thereof, is held as collateral for the revolving credit facility (see Note 11). The market values of these investments at June 30, 2010 and June 30, 2009 were $512,244 and $434,069, respectively; they represent 62.7% and 67.2% of total investments at fair value, respectively.

(4)	Security, or portion thereof, has a floating interest rate. Stated interest rate was in effect at June 30, 2010 and June 30, 2009.

(5)	There are several entities involved in the Biomass investment. We own 100 shares of common stock in Worcester Energy Holdings, Inc. (“WEHI”), representing 100% of the issued and outstanding common stock. WEHI, in turn, owns 51 membership certificates in Biochips LLC (“Biochips”), which represents a 51% ownership stake.

We own 282 shares of common stock in Worcester Energy Co., Inc. (“WECO”), which represents 51% of the issued and outstanding common stock. We own directly 1,665 shares of common stock in Change Clean Energy Inc. (“CCEI”), f/k/a Worcester Energy Partners, Inc., which represents 51% of the issued and outstanding common stock and the remaining 49% is owned by WECO. CCEI owns 100 shares of common stock in Precision Logging and Landclearing, Inc. (“Precision”), which represents 100% of the issued and outstanding common stock.

During the quarter ended March 31, 2009, we created two new entities in anticipation of the foreclosure proceedings against the co-borrowers (WECO, CCEI and Biochips) Change Clean Energy Holdings, Inc. (“CCEHI”) and DownEast Power Company, LLC (“DEPC”). We own 1,000 shares of CCEHI, representing 100% of the issued and outstanding stock, which in turn, owns a 100% of the membership interests in DEPC.

On March 11, 2009, we foreclosed on the assets formerly held by CCEI and Biochips with a successful credit bid of $6,000 to acquire the assets. The assets were subsequently assigned to DEPC. WECO, CCEI and Biochips are joint borrowers on the term note issued to Prospect Capital. Effective July 1, 2008, this loan was placed on non-accrual status.

Biochips, WECO, CCEI, Precision and WEHI currently have no material operations and no significant assets. As of June 30, 2009, our Board of Directors assessed a fair value of $0 for all of these equity positions and the loan position. We determined that the impairment of both CCEI and CCEHI as of June 30, 2009 was other than temporary and recorded a realized loss for the amount that the amortized cost exceeds the fair value at June 30, 2009. Our Board of Directors set no value for the CCEHI investment as of June 30, 2010, a decrease of $2,530 from the fair value as of June 30, 2009.

(6)	During the quarter ended December 31, 2009, we created two new entities, Coalbed Inc. and Coalbed LLC, to foreclose on the outstanding senior secured loan and assigned rights and interests of Conquest Cherokee, LLC (“Conquest”), as a result of the deterioration of Conquest’s financial performance and inability to service debt

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

payments. We own 1,000 shares of common stock in Coalbed Inc., representing 100% of the issued and outstanding common stock. Coalbed Inc., in turn owns 100% of the membership interest in Coalbed LLC.

On October 21, 2009, Coalbed LLC foreclosed on the loan formerly made to Conquest. On January 19, 2010, as part of the Manx rollup, the Coalbed LLC assets and loan was assigned to Manx, the holding company. As of June 30, 2010, our Board of Directors assessed a fair value of $1,414 for the loan position in Coalbed LLC.

(7)	In addition to the stated returns, the net profits interest held will be realized upon sale of the borrower or a sale of the interests.

(8)	Gas Solutions Holdings, Inc. is a wholly-owned investment of us.

(9)	Entity was formed as a result of the debt restructuring of ESA Environmental Specialist, Inc. In early 2009, we foreclosed on the two loans on non-accrual status and purchased the underlying personal and real property. We own 1,000 shares of common stock in The Healing Staff (“THS”), f/k/a Lisamarie Fallon, Inc. representing 100% ownership. We own 1,500 shares of Vets Securing America, Inc. (“VSA”), representing 100% ownership. VSA is a holding company for the real property of Integrated Contract Services, Inc. (“ICS”) purchased during the foreclosure process.

(10)	Loan is with THS an affiliate of ICS.

(11)	On June 30, 2008, we consolidated our holdings in four coal companies into Yatesville Coal Holdings, Inc. (“Yatesville”), and consolidated the operations under one management team. As part of the transaction, the debt that we held of C&A Construction, Inc. (“C&A”), Genesis Coal Corp. (“Genesis”), North Fork Collieries LLC (“North Fork”) and Unity Virginia Holdings LLC (“Unity”) were exchanged for newly issued debt from Yatesville, and our ownership interests in C&A, E&L Construction, Inc. (“E&L”), Whymore Coal Company Inc. (“Whymore”) and North Fork were exchanged for 100% of the equity of Yatesville. This reorganization allows for a better utilization of the assets in the consolidated group.

At June 30, 2010 and at June 30, 2009, Yatesville owned 100% of the membership interest of North Fork. In addition, Yatesville held a $9,325 and $8,062, respectively, note receivable from North Fork as of those two respective dates.

At June 30, 2010 and at June 30, 2009, we owned 96% and 87%, respectively, of the common stock of Genesis and held a note receivable of $20,897 and $20,802, respectively, as of those two respective dates.

Yatesville held a note receivable of $4,261 from Unity at June 30, 2010 and at June 30, 2009.

There are several entities involved in Yatesville’s investment in Whymore at June 30, 2009. As of June 30, 2009, Yatesville owned 10,000 shares of common stock or 100% of the equity and held a $14,973 senior secured debt receivable from C&A, which owns the equipment.

Yatesville owned 10,000 shares of common stock or 100% of the equity of E&L, which leases the equipment from C&A, employs the workers, is listed as the operator with the Commonwealth of Kentucky, mines the coal, receives revenues and pays all operating expenses. Yatesville owned 4,900 shares of common stock or 49% of the equity of Whymore, which applies for and holds permits on behalf of E&L. Yatesville also owned 4,285 Series A convertible preferred shares in each of C&A, E&L and Whymore. Whymore and E&L are guarantors under the C&A credit agreement with Yatesville.

In August 2009, Yatesville sold its 49% ownership interest in the common shares of Whymore to the 51% holder of the Whymore common shares (“Whymore Purchaser”). All reclamation liability was transferred to the Whymore Purchaser. In September 2009, Yatesville completed an auction for all of its equipment.

Yatesville currently has no material operations. During the quarter ended December 31, 2009, our Board of Directors determined that the impairment of Yatesville was other than temporary and we recorded a realized loss for the amount that the amortized cost exceeds the fair value. Our Board of Directors set the value of the remaining Yatesville investment at $808 as of June 30, 2010.

(12)	On January 19, 2010, we modified the terms of our senior secured debt in AEH and Coalbed in conjunction with the formation of Manx Energy, a new entity consisting in the assets of AEH, Coalbed and Kinley

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

Exploration. The assets of the three companies were brought under new common management. We funded $2,800 at closing to Manx to provide for working capital. A portion of our loans to AEH and Coalbed was exchanged for Manx preferred equity, while our AEH equity interest was converted into Manx common stock. There was no change to fair value at the time of restructuring, and we continue to fully reserve any income accrued for Manx.

(13)	On a fully diluted basis represents, 11.677% of voting common shares.

(14)	Total common shares outstanding of 33,389,383 as of July 22, 2010 from Miller Petroleum, Inc.’s (“Miller”) Annual Report on Form 10-K filed on July 28, 2010 as applicable to our June 30, 2010 reporting date. Total common shares outstanding of 15,811,856 as of March 11, 2009 from Miller’s Quarterly Report on Form 10-Q filed on March 16, 2009.

(15)	A portion of the positions listed were issued by an affiliate of the portfolio company.

(16)	We own 99.9999% of AGC/PEP, LLC. AGC/PEP, LLC owns 2,037.65 out of a total of 83,818.69 shares (including 4,932 vested an unvested management options) of American Gilsonite Holding Company which owns 100% of American Gilsonite Company.

(17)	Syndicated investment which had been originated by another financial institution and broadly distributed.

(18)	At June 30, 2010, Mistral Chip Holdings, LLC owns 44,800 shares of Chip Holdings, Inc. and Mistral Chip Holdings 2, LLC owns 11,975 shares in Chip Holdings, Inc. Chip Holdings, Inc. is the parent company of Shearer’s Foods, Inc. and has 67,936 shares outstanding before adjusting for management options.

At June 30, 2009, Mistral Chip Holdings, LLC owns 44,800 shares out of 50,650 total shares outstanding of Chip Holdings, Inc., before adjusting for management options.

(19)	The overriding royalty interests held receive payments at the stated rates based upon operations of the borrower.

(20)	On December 31, 2009, we sold our investment in Aylward Enterprises, LLC. AWCNC, LLC is the remaining holding company with zero assets and our remaining outstanding debt has no value of June 30, 2010.

(21)	There are several entities involved in the Appalachian Energy Holdings LLC (“AEH”) investment. We own warrants, the exercise of which will permit us to purchase 37,090 Class A common units of AEH at a nominal cost and in near-immediate fashion. We own 200 units of Series A preferred equity, 241 units of Series B preferred equity, and 500 units of Series C preferred equity of AEH. The senior secured notes are with C&S Operating LLC and East Cumberland L.L.C., both operating companies owned by AEH.

(22)	We own warrants to purchase 33,750 shares of common stock in Metal Buildings Holding Corporation (“Metal Buildings”), the former holding company of Borga, Inc. Metal Buildings Holding Corporation owned 100% of Borga, Inc.

On March 8, 2010, we foreclosed on the stock in Borga, Inc. that was held by Metal Buildings, obtaining 100% ownership of Borga, Inc.

(23)	We own 100% of C&J Cladding Holding Company, Inc., which owns 40% of the membership interests in C&J Cladding, LLC.

(24)	On January 1, 2010, we restructured our senior secured and bridge loans investment in Iron Horse Coiled Tubing, Inc. (“Iron Horse”) and we reorganized Iron Horse’s management structure. The senior secured loan and bridge loan were replaced with three new tranches of senior secured debt. From June 30, 2009 to June 30, 2010, our total ownership of Iron Horse decreased from 80.0% to 70.4%, respectively.

As of June 30, 2010 and June 30, 2009, our Board of Directors assessed a fair value in Iron Horse of $12,054 and $12,606, respectively.

(25)	We own 2,800,000 units in Class A Membership Interests and 372,094 units in Class A-1 Membership Interests.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 and June 30, 2009
(In thousands, except share data) — (Continued)

(26)	Undrawn committed revolvers incur a 0.50% commitment fee. As of June 30, 2010, we have $10,382 of undrawn revolver commitments to our portfolio companies.

(27)	Stated interest rates are based on June 30, 2010 one month LIBOR rates plus applicable spreads based on the respective credit agreements. Interest rates are subject to change based on actual elections by the borrower for a LIBOR rate contract or Base Rate contract when drawing on the revolver.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

Note 1.	Organization

References herein to “we”, “us” or “our” refer to Prospect Capital Corporation (“Prospect”) and its subsidiary unless the context specifically requires otherwise.

We were formerly known as Prospect Energy Corporation, a Maryland corporation. We were organized on April 13, 2004 and were funded in an initial public offering (“IPO”), completed on July 27, 2004. We are a closed-end investment company that has filed an election to be treated as a Business Development Company (“BDC”), under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have qualified and have elected to be treated as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code. We invest primarily in senior and subordinated debt and equity of companies in need of capital for acquisitions, divestitures, growth, development, project financings, recapitalizations, and other purposes.

On May 15, 2007, we formed a wholly-owned subsidiary, Prospect Capital Funding, LLC, a Delaware limited liability company, for the purpose of holding certain of our loan investments in the portfolio which are used as collateral for our credit facility.

Note 2.	Patriot Acquisition

On December 2, 2009, we acquired the outstanding shares of Patriot Capital Funding, Inc. (“Patriot”) common stock for $201,083. Under the terms of the merger agreement, Patriot common shareholders received 0.363992 shares of our common stock for each share of Patriot common stock, resulting in 8,444,068 shares of common stock being issued by us. In connection with the transaction, we repaid all the outstanding borrowings of Patriot, in compliance with the merger agreement.

On December 2, 2009, Patriot made a final dividend payment equal to its undistributed net ordinary income and capital gains of $0.38 per share. In accordance with a recent IRS revenue procedure, the dividend was paid 10% in cash and 90% in newly issued shares of Patriot’s common stock. The exchange ratio was adjusted to give effect to the final income distribution.

The merger has been accounted for as an acquisition of Patriot by Prospect Capital Corporation (“Prospect”) in accordance with acquisition method of accounting as detailed in ASC 805, Business Combinations (“ASC 805”). The fair value of the consideration paid was allocated to the assets acquired and liabilities assumed based on their fair values as the date of acquisition. As described in more detail in ASC 805, goodwill, if any, would have been recognized as of the acquisition date, if the consideration transferred exceeded the fair value of identifiable net assets acquired. As of the acquisition date, the fair value of the identifiable net assets acquired exceeded the fair value of the consideration transferred, and we recognized the excess as a gain. A preliminary gain of $5,714 was recorded by Prospect in the quarter ended December 31, 2009 related to the acquisition of Patriot, which was revised in the fourth quarter of Fiscal 2010, to $7,708, when we settled severance accruals related to certain members of Patriot’s top management and further revised and finalized in the first quarter of Fiscal 2011, to $8,632, when we recorded the final settlement of the remaining severance accruals. Under ASC 805, the adjustment to our preliminary estimates is reflected in the three and six months ended December 31, 2009 (See Note 13). The acquisition of Patriot was negotiated in July 2009 with the purchase agreement being signed on August 3, 2009. Between July 2009 and December 2, 2009, our valuation of certain of the investments acquired from Patriot increased due to market improvement, which resulted in the recognition of the gain at closing.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

Purchase Price Allocation

The purchase price has been allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table:

Cash (to repay Patriot debt)	$107,313
Cash (to fund purchase of restricted stock from former Patriot employees)	970
Common stock issued(1)	92,800

Total purchase price	201,083

Assets acquired:
Investments(2)	207,126
Cash and cash equivalents	1,697
Other assets	3,859

Assets acquired	212,682
Other liabilities assumed	(2,967)

Net assets acquired	209,715

Gain on Patriot acquisition(3)	$8,632

(1)	The value of the shares of common stock exchanged with the Patriot common shareholders was based upon the closing price of our common stock on December 2, 2009, the price immediately prior to the closing of the transaction.

(2)	The fair value of Patriot’s investments were determined by the Board of Directors in conjunction with an independent valuation agent. This valuation resulted in a purchase price which was $98,150 below the amortized cost of such investments. For those assets which are performing, Prospect will record the accretion to par value in interest income over the remaining term of the investment.

(3)	The gain has been determined after the final payments of certain liabilities have been settled.

Condensed Statement of Net Assets Acquired

The following condensed statement of net assets acquired reflects the values assigned to Patriot’s net assets as of the acquisition date, December 2, 2009.

Investment securities	$207,126
Cash and cash equivalents	1,697
Other assets	3,859

Total assets	212,682
Other liabilities	(2,967)

Final fair value of net assets acquired	$209,715

The following unaudited pro forma condensed combined financial information does not purport to be indicative of actual financial position or results of our operations had the Patriot acquisition actually been consummated at the beginning of each period presented. Certain one-time charges have been eliminated. The pro forma adjustments reflecting the allocation of the purchase price of Patriot and the gain of $8,632 recognized on the Patriot Acquisition have been eliminated from all periods presented. Management expects to realize net operating synergies from this transaction. The pro forma condensed combined financial information does not reflect the potential impact of these synergies and does not reflect any impact of additional accretion which would have

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

been recognized on the transaction, except for that which was recorded after the transaction was consummated on December 2, 2009.

	Year Ended
	June 30,
	2010	2009

Total Investment Income	$119,258	$137,473
Net Investment Income	65,538	74,553
Net Increase (Decrease) in Net Assets Resulting from Operations	12,117	(7,302)
Net Increase (Decrease) in Net Assets Resulting from Operations per share	0.19	(0.14)

Note 3.	Significant Accounting Policies

The following are significant accounting policies consistently applied by us:

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the requirements for reporting on Form 10-K and Regulation S-X. The financial results of our portfolio investments are not consolidated in the financial statements.

Use of Estimates

The preparation of GAAP financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Changes in the economic environment, financial markets, creditworthiness of our portfolio companies and any other parameters used in determining these estimates could cause actual results to differ, and these differences could be material.

Basis of Consolidation

Under the 1940 Act rules, the regulations pursuant to Article 6 of Regulation S-X and the American Institute of Certified Public Accountants’ Audit and Accounting Guide for Investment Companies, we are precluded from consolidating any entity other than another investment company or an operating company which provides substantially all of its services and benefits to us. Our financial statements include our accounts and the accounts of Prospect Capital Funding, LLC, our only wholly-owned, closely-managed subsidiary that is also an investment company. All intercompany balances and transactions have been eliminated in consolidation.

Investment Classification

We are a non-diversified company within the meaning of the 1940 Act. We classify our investments by level of control. As defined in the 1940 Act, control investments are those where there is the ability or power to exercise a controlling influence over the management or policies of a company. Control is generally deemed to exist when a company or individual possesses or has the right to acquire within 60 days or less, a beneficial ownership of 25% or more of the voting securities of an investee company. Affiliated investments and affiliated companies are defined by a lesser degree of influence and are deemed to exist through the possession outright or via the right to acquire within 60 days or less, beneficial ownership of 5% or more of the outstanding voting securities of another person.

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains or losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Investments in other, non-security financial instruments are recorded

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

on the basis of subscription date or redemption date, as applicable. Amounts for investments recognized or derecognized but not yet settled are reported as receivables for investments sold and payables for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Investment Risks

The Company’s investments are subject to a variety of risks. Those risks include the following:

Market Risk

Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument.

Credit Risk

Credit risk represents the risk that the Company would incur if the counterparties failed to perform pursuant to the terms of their agreements with the Company.

Liquidity Risk

Liquidity risk represents the possibility that the Company may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price.

Interest Rate Risk

Interest rate risk represents a change in interest rates, which could result in an adverse change in the fair value of an interest-bearing financial instrument.

Prepayment Risk

Most of the Company’s debt investments allow for prepayment of principal without penalty. Downward changes in interest rates may cause prepayments to occur at a faster than expected rate, thereby effectively shortening the maturity of the security and making the security less likely to be an income producing instrument.

Investment Valuation

Our Board of Directors has established procedures for the valuation of our investment portfolio. These procedures are detailed below.

Investments for which market quotations are readily available are valued at such market quotations.

For most of our investments, market quotations are not available. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Board of Directors has approved a multi-step valuation process each quarter, as described below:

(1) Each portfolio company or investment is reviewed by our investment professionals with the independent valuation firm;

(2) the independent valuation firm engaged by our Board of Directors conducts independent appraisals and makes their own independent assessment;

(3) the audit committee of our Board of Directors reviews and discusses the preliminary valuation of our Investment Adviser and that of the independent valuation firm; and

(4) the Board of Directors discusses valuations and determines the fair value of each investment in our portfolio in good faith based on the input of our Investment Adviser, the respective independent valuation firm and the audit committee.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

Investments are valued utilizing a market approach, an income approach, a liquidation approach, or a combination of approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables, the principal market and enterprise values, among other factors.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. We adopted ASC 820 on a prospective basis beginning in the quarter ended September 30, 2008.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1:  Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2:  Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3:  Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The changes to GAAP from the application of ASC 820 relate to the definition of fair value, framework for measuring fair value, and the expanded disclosures about fair value measurements. ASC 820 applies to fair value measurements already required or permitted by other standards. In accordance with ASC 820, the fair value of our investments is defined as the price that we would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market in which that investment is transacted.

In April 2009, the FASB issued ASC Subtopic 820-10-65, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“ASC 820-10-65”). This update provides further clarification for ASC 820 in markets that are not active and provides additional guidance for determining when the volume of trading level of activity for an asset or liability has significantly decreased and for identifying circumstances that indicate a transaction is not orderly. ASC 820-10-65 is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of ASC 820-10-65 for the year ended June 30, 2010, did not have any effect on our net asset value, financial position or results of operations as there was no change to the fair value measurement principles set forth in ASC 820.

Valuation of Other Financial Assets and Financial Liabilities

In February 2007, FASB issued ASC Subtopic 820-10-05-1, The Fair Value Option for Financial Assets and Financial Liabilities (“ASC 820-10-05-1”). ASC 820-10-05-1 permits an entity to elect fair value as the initial and subsequent measurement attribute for many of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. We adopted this statement on

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

July 1, 2008 and have elected not to value other assets and liabilities at fair value as would be permitted by ASC 820-10-05-1.

Revenue Recognition

Realized gains or losses on the sale of investments are calculated using the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Origination, closing and/or commitment fees associated with investments in portfolio companies are accreted into interest income over the respective terms of the applicable loans. Accretion of such purchase discounts or premiums is calculated by the effective interest method as of the purchase date and adjusted only for material amendments or prepayments. Upon the prepayment of a loan or debt security, any prepayment penalties and unamortized loan origination, closing and commitment fees are recorded as interest income. The purchase discount for portfolio investments acquired from Patriot was determined based on the difference between par value and fair market value as of December 2, 2009, and will continue to accrete until maturity or repayment of the respective loans.

Dividend income is recorded on the ex-dividend date.

Structuring fees and similar fees are recognized as income as earned, usually when paid. Structuring fees, excess deal deposits, net profits interests and overriding royalty interests are included in other income.

Loans are placed on non-accrual status when principal or interest payments are past due 90 days or more or when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans are restored to accrual status when past due principal and interest is paid and in management’s judgment, are likely to remain current.

Federal and State Income Taxes

We have elected to be treated as a regulated investment company and intend to continue to comply with the requirements of the Internal Revenue Code of 1986 (the “Code”), applicable to regulated investment companies. We are required to distribute at least 90% of our investment company taxable income and intend to distribute (or retain through a deemed distribution) all of our investment company taxable income and net capital gain to stockholders; therefore, we have made no provision for income taxes. The character of income and gains that we will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to stockholder dividends and distributions and other permanent book and tax differences are reclassified to paid-in capital.

If we do not distribute (or are not deemed to have distributed) at least 98% of our annual taxable income in the calendar year it is earned, we will generally be required to pay an excise tax equal to 4% of the amount by which 98% of our annual taxable income exceeds the distributions from such taxable income for the year. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, we accrue excise taxes, if any, on estimated excess taxable income as taxable income is earned using an annual effective excise tax rate. The annual effective excise tax rate is determined by dividing the estimated annual excise tax by the estimated annual taxable income.

We adopted FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Adoption of ASC 740 was applied to all open tax years as of July 1, 2007. The adoption of ASC 740 did not have an effect on our net asset value, financial condition or results of operations as there was no liability for

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

unrecognized tax benefits and no change to our beginning net asset value. As of June 30, 2010 and for the year then ended, we did not have a liability for any unrecognized tax benefits. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof.

Dividends and Distributions

Dividends and distributions to common stockholders are recorded on the ex-dividend date. The amount, if any, to be paid as a dividend or distribution is approved by our Board of Directors each quarter and is generally based upon our management’s estimate of our earnings for the quarter. Net realized capital gains, if any, are distributed at least annually.

Financing Costs

We record origination expenses related to our credit facility as deferred financing costs. These expenses are deferred and amortized as part of interest expense using the effective interest method over the stated life of the facility.

We record registration expenses related to shelf filings as prepaid assets. These expenses consist principally of Securities and Exchange Commission (“SEC”) registration fees, legal fees and accounting fees incurred. These prepaid assets will be charged to capital upon the receipt of an equity offering proceeds or charged to expense if no offering completed.

Guarantees and Indemnification Agreements

We follow FASB ASC 460, Guarantees (“ASC 460”).  ASC 460 elaborates on the disclosure requirements of a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, for those guarantees that are covered by ASC 460, the fair value of the obligation undertaken in issuing certain guarantees. ASC 460 did not have a material effect on the financial statements. Refer to Note 11 for further discussion of guarantees and indemnification agreements.

Per Share Information

Net increase or decrease in net assets resulting from operations per common share are calculated using the weighted average number of common shares outstanding for the period presented. Diluted net increase or decrease in net assets resulting from operations per share are not presented as there are no potentially dilutive securities outstanding.

Reclassifications

Certain reclassifications have been made in the presentation of prior consolidated financial statements to conform to the presentation as of and for the twelve months ended June 30, 2010.

Recent Accounting Pronouncements

In May 2009, the FASB issued ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. We evaluated all events or transactions that occurred after June 30, 2010 up through the date we issued the accompanying financial statements. During this period, we did not have any material recognizable subsequent events other than those disclosed in our financial statements.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles (“ASC 105”), which establishes the FASB Codification which supersedes all existing accounting standard documents and will become the single source of authoritative non-governmental U.S. GAAP. All other accounting literature not included in the Codification will be considered non-authoritative. The Codification did not change GAAP but reorganizes the literature. ASC 105 is effective for interim and annual periods ending after September 15, 2009. We have conformed our financial statements and related Notes to the new Codification.

In June 2009, the FASB issued ASC 860, Accounting for Transfers of Financial Assets — an amendment to FAS 140 (“ASC 860”). ASC 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance, and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. ASC 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Our management does not believe that the adoption of the amended guidance in ASC 860 will have a significant effect on our financial statements.

In June 2009, the FASB issued ASC 810, Consolidation (“ASC 810”). ASC 810 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in ASC 860, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. ASC 810 is effective as of the beginning of our first annual reporting period that begins after November 15, 2009. Our management does not believe that the adoption of the amended guidance in ASC 860 will have a significant effect on our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, Measuring Liabilities at Fair Value, to amend FASB Accounting Standards Codification ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), to clarify how entities should estimate the fair value of liabilities. ASC 820, as amended, includes clarifying guidance for circumstances in which a quoted price in an active market is not available, the effect of the existence of liability transfer restrictions, and the effect of quoted prices for the identical liability, including when the identical liability is traded as an asset. We adopted ASU 2009-05 effective October 1, 2009. The amended guidance in ASC 820 does not have a significant effect on our financial statements for the year ended June 30, 2010.

In September 2009, the FASB issued ASU 2009-12, Measuring Fair Value of Certain Investments (“ASU 2009-12”). This update provides further amendments to ASC 820 to offer investors a practical expedient for measuring the fair value of investments in certain entities that calculate net asset value per share. Specifically, measurement using net asset value per share is reasonable for investments within the scope of ASU 2009-12. We adopted ASU 2009-12 effective October 1, 2009. The amended guidance in ASC 820 does not have a significant effect on our financial statements for the year ended June 30, 2010.

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (“ASC 2010-06”). ASU 2010-06 amends ASC 820-10 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. ASU 2010-06 is effective December 15, 2009, except for the disclosure about purchase, sales, issuances and settlements in the roll forward of activity in level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Our management does not believe that the adoption of the amended guidance in ASC 820-10 will have a significant effect on our financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09, Subsequent Events (Topic 855) — Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which amends ASC Subtopic 855-10. ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance. The adoption of this standard had no effect on our results of operation or our financial position.

In February 2010, the FASB issued Accounting Standards Update 2010-10, Consolidation (Topic 810) — Amendments for Certain Investments Funds (“ASU 2010-10”), which defers the application of the consolidation guidance in ASC 810 for certain investments funds. The disclosure requirements continue to apply to all entities. ASU 2010-10 is effective as of the beginning of the first annual period that begins after November 15, 2009 and for interim periods within that first annual period. Our management does not believe that the adoption of the amended guidance in ASU 2010-10 will have a significant effect on our financial statements.

In August 2010, the FASB issued Accounting Standards Update 2010-21, Accounting for Technical Amendments to Various SEC Rules and Schedules (“ASU 2010-21”). This Accounting Standards Update various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. We are assessing the potential effect this guidance will have on our consolidated financial statements.

In August 2010, the FASB issued Accounting Standards Update 2010-22, Accounting for Various Topics — Technical Corrections to SEC Paragraphs (“ASU 2010-22”). ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin (“SAB”) 112, which amends or rescinds portions of certain SAB topics. We are assessing the potential effect this guidance will have on our consolidated financial statements.

Note 4.	Portfolio Investments

At June 30, 2010, we had invested in 58 long-term portfolio investments, which had an amortized cost of $728,759 and a fair value of $748,483 and at June 30, 2009, we had invested in 30 long-term portfolio investments, which had an amortized cost of $531,424 and a fair value of $547,168.

As of June 30, 2010, we own controlling interests in Ajax Rolled Ring & Machine (“Ajax”), AWCNC, LLC, Borga, Inc. (“Borga”), C&J Cladding, LLC, Change Clean Energy Holdings, Inc. (“CCEHI”), Fischbein, LLC, Freedom Marine Services LLC, Gas Solutions Holdings, Inc. (“GSHI”), Integrated

Contract Services, Inc. (“ICS”), Iron Horse Coiled Tubing, Inc. (“Iron Horse”), Manx Energy, Inc. (“Manx”), NRG Manufacturing, Inc., Nupla Corporation (“Nupla”), R-V Industries, Inc., Sidump’r Trailer Company, Inc. (“Sidump’r”) and Yatesville Coal Holdings, Inc. (“Yatesville”). We also own an affiliated interest in Biotronic NeuroNetwork, Boxercraft Incorporated, KTPS Holdings, LLC, Smart, LLC, and Sport Helmets Holdings, LLC.

The fair values of our portfolio investments as of June 30, 2010 disaggregated into the three levels of the ASC 820 valuation hierarchy are as follows:

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total

Investments at fair value
Control investments	$—	$—	$195,958	$195,958
Affiliate investments	—	—	73,740	73,740
Non-control/non-affiliate investments	1,368	—	477,417	478,785

	1,368	—	747,115	748,483
Investments in money market funds	—	68,871	—	68,871

Total assets reported at fair value	$1,368	$68,871	$747,115	$817,354

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

The fair values of our portfolio investments as of June 30, 2009 disaggregated into the three levels of the ASC 820 valuation hierarchy are as follows:

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total

Investments at fair value
Control investments	$—	$—	$206,332	$206,332
Affiliate investments	—	—	32,254	32,254
Non-control/non-affiliate investments	—	—	308,582	308,582

	—	—	547,168	547,168
Investments in money market funds	—	98,735	—	98,735

Total assets reported at fair value	$—	$98,735	$547,168	$645,903

The aggregate values of Level 3 portfolio investments changed during the twelve months ended June 30, 2010 as follows:

	Fair Value Measurements Using Unobservable Inputs (Level 3)
			Non-Control/
	Control	Affiliate	Non-Affiliate
	Investments	Investments	Investments	Total

Fair value as of June 30, 2009	$206,332	$32,254	$308,582	$547,168
Total realized losses	(51,228)	—	—	(51,228)
Change in unrealized (depreciation) appreciation	(8,403)	9,948	4,085	5,630 (1)

Net realized and unrealized (loss) gain	(59,631)	9,948	4,085	(45,598)

Assets acquired in the Patriot acquisition	10,534	36,400	160,073	207,007
Purchases of portfolio investments	16,240	2,800	126,788	145,828
Payment-in-kind interest	2,871	775	3,905	7,551
Accretion of original issue discount	3,535	1,475	15,303	20,313
Dispositions of portfolio investments	(9,396)	(4,884)	(120,874)	(135,154)
Transfers within Level 3	25,473	(5,028)	(20,445)	—
Transfers in (out) of Level 3	—	—	—	—

Fair value as of June 30, 2010	$195,958	$73,740	$477,417	$747,115

(1)	Relates to assets held at June 30, 2010

During the year ended June 30, 2010, the valuation methodology for Ajax changed from a discounted cash flow analysis to an enterprise and equity valuation. The independent valuation agent proposed this adjustment due to our controlling equity interest in Ajax. As a result, and combined with declining financial results, the fair market value of Ajax decreased from $31,638 to $30,904 as of June 30, 2009 and June 30, 2010, respectively. There were no other material changes to our valuation methodology.

At June 30, 2010, nine loan investments were on non-accrual status: Borga, Deb Shops, Inc., ICS, Iron Horse, Nupla, Manx, Sidump’r, Wind River Resources Corp. and Wind River II Corp. (“Wind River”), and Yatesville. At June 30, 2009, five loan investments were on non-accrual status: Appalachian Energy Holdings, LLC (“AEH”), Coalbed LLC./Coalbed Inc. (“Coalbed”), ICS, Wind River and Yatesville. The loan principal of these loans amounted to $163,653 and $92,513 as of June 30, 2010 and June 30, 2009, respectively. The fair values of these investments represent approximately 5.6% and 7.3% of our net assets as of June 30, 2010 and June 30, 2009,

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

respectively. For the years ended June 30, 2010, June 30, 2009 and June 30, 2008, the income foregone as a result of not accruing interest on non-accrual debt investments amounted to $19,764, $18,746 and $3,449, respectively.

During the quarter ended December 31, 2009, we discontinued operations at Yatesville. At December 31, 2009, consistent with the decision to discontinue operations, we determined that the impairment of Yatesville was other-than-temporary and recorded a realized loss of $51,228 for the amount that the amortized cost exceeded the fair market value. As of June 30, 2010 and June 30, 2009, Yatesville is valued at $808 and $13,097, respectively. At June 30, 2009, we determined that one of our investments, CCEHI was other than temporarily impaired and recorded a realized loss representing the amount by which the amortized cost exceeded the fair value.

GSHI has indemnified us against any legal action arising from its investment in Gas Solutions, LP. We have incurred approximately $2,093 from the inception of the investment in GSHI through June 30, 2010 for fees associated with a legal action, and GSHI has reimbursed us for the entire amount. Of the $2,093 reimbursement, $179 and $118 was reflected as dividend income: control investments in the Consolidated Statements of Operations for the years ended June 30, 2009 and June 30, 2008, respectively. There were no such legal fees incurred or reimbursed for the year ended June 30, 2010. Additionally, certain other expenses incurred by us which are attributable to GSHI have been reimbursed by GSHI and are reflected as dividend income: control investments in the Consolidated Statements of Operations. For the years ended June 30, 2010, June 30, 2009 and June 30, 2008, such reimbursements totaled as $3,103, $4,422 and $4,589, respectively.

The original cost basis of debt placements and equity securities acquired, including follow-on investments for existing portfolio companies, totaled $157,662, $98,305 and $311,947 during the year ended June 30, 2010, June 30, 2009 and June 30, 2008, respectively. Debt repayments and sales of equity securities with a cost basis of approximately $136,221, $66,084 and $143,434 were received during the year ended June 30, 2010, June 30, 2009 and June 30, 2008, respectively

During the year ended June 30, 2010, we restructured our loans to Aircraft Fasteners International, LLC, EXL Acquisition Corporation, LHC Holdings Corp., Prince Mineral Company, Inc. and R-O-M Corporation. The revised terms were more favorable than the original terms and increased the present value of the future cash flows. In accordance with ASC 320-20-35 the cost basis of the new loans were recorded at par value, which included $8,099 of accelerated original purchase discount recognized as interest income.

Note 5.	Other Investment Income

Other investment income consists of structuring fees, overriding royalty interests, prepayment penalty on net profits interests, settlement of net profits interests, deal deposits, administrative agent fee, and other miscellaneous and sundry cash receipts. Income from such sources was $12,675, $14,762 and $8,336 for the years ended June 30, 2010, June 30, 2009 and June 30, 2008, respectively.

	For the Year Ended
Income Source	June 30, 2010	June 30, 2009	June 30, 2008

Gain on Patriot acquisition (Note 2)	$8,632	$—	$—
Structuring and amendment fees	3,338	1,274	4,751
Overriding royalty interests	194	550	1,819
Prepayment penalty on net profits interests	—	—	1,659
Settlement of net profits interests	—	12,651	—
Deal deposit	—	62	49
Administrative agent fee	100	55	48
Miscellaneous	411	170	10

Other Investment Income	$12,675	$14,762	$8,336

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

Note 6.	Equity Offerings, Offering Expenses, and Distributions

During the year ended June 30, 2010, we issued 16,683,197 shares of our common stock through public offerings, a registered direct offering, and through the exercise of over-allotment options on the part of the underwriters. Offering expenses were charged against paid-in capital in excess of par. All underwriting fees and offering expenses were borne by us. The proceeds raised, the related underwriting fees, the offering expenses, and the prices at which common stocks were issued since inception are detailed in the following table:

	Number of	Gross
	Shares	Proceeds	Underwriting	Offering	Offering
Issuances of Common Stock	Issued	Raised	Fees	Expenses	Price

March 23, 2010 — June 30, 2010(1)	5,251,400	$60,378	$1,210	$624	$11.50
September 24, 2009(2)	2,807,111	$25,264	$—	$840	$9.000
August 20, 2009(2)	3,449,686	$29,322	$—	$117	$8.500
July 7, 2009	5,175,000	$46,575	$2,329	$200	$9.000
May 26, 2009 over-allotment	1,012,500	$8,353	$418	$—	$8.250
May 26, 2009	6,750,000	55,687	2,784	300	8.250
April 27, 2009 over-allotment	480,000	$3,720	$177	$—	$7.750
April 27, 2009	3,200,000	24,800	1,177	210	7.750
March 19, 2009	1,500,000	$12,300	$—	$513	$8.200
June 2, 2008	3,250,000	$48,425	$2,406	$254	$14.900
March 31, 2008	1,150,000	$17,768	$759	$350	$15.450
March 28, 2008	1,300,000	19,786	—	350	15.220
November 13, 2007 over-allotment	200,000	$3,268	$163	$—	$16.340
October 17, 2007	3,500,000	57,190	2,860	551	16.340
January 11, 2007 over-allotment	810,000	$14,026	$688	$—	$17.315 (3)
December 13, 2006	6,000,000	106,200	5,100	279	17.700
August 28, 2006 over-allotment	745,650	$11,408	$566	$—	$15.300
August 10, 2006	4,971,000	76,056	3,778	595	15.300
August 27, 2004 over-allotment	55,000	$825	$58	$2	$15.000
July 27, 2004	7,000,000	105,000	7,350	1,385	15.000

(1)	On March 17, 2010, we established an at-the-market program through which we may sell, from time to time and at our sole discretion, 8,000,000 shares of our common stock. Through this program we issued 5,251,400 shares of our common stock at an average price of $11.50 per share, raising $60,378 of gross proceeds, from March 23, 2010 through June 30, 2010.

(2)	Concurrent with the sale of these shares, we entered into a registration rights agreement in which we granted the purchasers certain registration rights with respect to the shares. We have filed with the SEC a post-effective amendment to the registration statement on Form N-2 which has been declared effective by the SEC.

(3)	We declared a dividend of $0.385 per share between offering and over — allotment dates.

Our shareholders’ equity accounts at June 30, 2010 and June 30, 2009 reflect cumulative shares issued as of those respective dates. Our common stock has been issued through public offerings, a registered direct offering, the exercise of over-allotment options on the part of the underwriters and our dividend reinvestment plan. When our common stock is issued, the related offering expenses have been charged against paid-in capital in excess of par. All underwriting fees and offering expenses were borne by us.

On October 9, 2008, our Board of Directors approved a share repurchase plan under which we may repurchase up to $20,000 of our common stock at prices below our net asset value as reported in our financial statements published for the year ended June 30, 2008. We have not made any purchases of our common stock during the period from October 9, 2008 to June 30, 2010 pursuant to this plan.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

On June 18, 2010, we announced a change in dividend policy from quarterly to monthly dividends and declared monthly dividends in the following amounts and with the following dates:

•	$0.10 per share for June 2010 to holders of record on June 30, 2010 with a payment date of July 30, 2010;

•	$0.10025 per share for July 2010 to holders of record on July 30, 2010 with a payment date of August 31, 2010; and

•	$0.10050 per share for August 2010 to holders of record on August 31, 2010 with a payment date of September 30, 2010.

Note 7.	Net Increase in Net Assets per Common Share

The following information sets forth the computation of net increase in net assets resulting from operations per common share for the years ended June 30, 2010, 2009 and 2008, respectively.

	For the Year Ended
	June 30,	June 30,	June 30,
	2010	2009	2008

Net increase in net assets resulting from operations	$19,625	$35,104	$27,591
Weighted average common shares outstanding	59,429,222	31,559,905	23,626,642

Net increase in net assets resulting from operations per common share	$0.33	$1.11	$1.17

Note 8.	Related Party Agreements and Transactions

Investment Advisory Agreement

We have entered into an investment advisory and management agreement with Prospect Capital Management (the “Investment Advisory Agreement”) under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, our Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

Prospect Capital Management’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our gross assets (including amounts borrowed). For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The total base management fees earned by and paid to Prospect Capital Management for the years ended June 30, 2010, June 30, 2009 and June 30, 2008 were $13,929, $11,915 and $8,921, respectively.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized).

The net investment income used to calculate this part of the incentive fee is also included in the amount of the gross assets used to calculate the 2.00% base management fee. We pay the Investment Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;

•	100.00% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate); and

•	20.00% of the amount of our pre-incentive fee net investment income, if any, that exceeds 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate).

These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the Investment Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in its portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which maybe asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception.

Income incentive fees totaling $16,798, $14,790 and $11,278 were earned for the years ended June 30, 2010, June 30, 2009 and June 30, 2008, respectively. No capital gains incentive fees were earned for years ended June 30, 2010, June 30, 2009 and June 30, 2008.

Administration Agreement

We have also entered into an Administration Agreement with Prospect Administration, LLC (“Prospect Administration”) under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief compliance officer and chief financial officer and their respective staffs. For the years ended June 30, 2010, 2009 and 2008, the reimbursement was approximately $3,361, $2,856 and $2.139, respectively. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, Prospect Administration also provides on our behalf managerial assistance to those portfolio companies to which we are required to provide such assistance. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Prospect Administration is a wholly owned subsidiary of our Investment Adviser.

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Prospect Administration and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Prospect Administration’s services under the Administration Agreement or otherwise as administrator for us.

Prior to July 1, 2009, Prospect Administration, pursuant to the approval of our Board of Directors, engaged Vastardis Fund Services LLC (“Vastardis”) to serve as our sub-administrator to perform certain services required of Prospect Administration. Under the sub-administration agreement, Vastardis provided us with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities. Vastardis also conducted relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Vastardis provided reports to the Administrator and the Directors of its performance of obligations and furnished advice and recommendations with respect to such other aspects of our business and affairs as it shall determine to be desirable. Under the sub-administration agreement, Vastardis also provided the service of William E. Vastardis as our Chief Financial Officer (“CFO”). We compensated Vastardis for providing us these services by the payment of an asset-based fee with a $400 annual minimum, payable monthly. Our service agreement was amended on September 28, 2008 so that Mr. Vastardis no longer served as our CFO effective as of November 11, 2008. At that time, Brian H. Oswald, a managing director at Prospect Administration, assumed the role of CFO.

We terminated our agreement with Vastardis to provide sub-administration services effective June 30, 2009. We entered into a new consulting services agreement for the period from July 1, 2009 until the filing of our Form 10-K for the year ended June 30, 2009. We paid Vastardis a total of $30 for services rendered in conjunction with preparation of Form 10-K under the new agreement. This amount was accrued during the quarter ended June 30, 2009. All services previously provided by Vastardis were assumed by Prospect Administration beginning on July 1, 2009 for the fiscal year ending June 30, 2010 and thereafter.

Managerial Assistance

As a business development company, we offer, and must provide upon request, managerial assistance to certain of our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We billed $892, $846, and $1,027 of managerial assistance fees for the years ended June 30, 2010, June 30, 2009, and June 30, 2008, respectively, of

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

which $247 and $60 remains on the consolidated statement of assets and liabilities as of June 30, 2010, and June 30, 2009, respectively. These fees are paid to the Administrator so we simultaneously accrue a payable to the Administrator for the same amounts, which remain on the consolidated statements of assets and liabilities.

Note 9.	Financial Highlights

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,	June 30,
	2010	2009	2008	2007	2006

Per Share Data(1):
Net asset value at beginning of period	$12.40	$14.55	$15.04	$15.31	$14.59
Costs related to the initial public offering	—	—	—	—	0.01
Costs related to the secondary public offering	—	—	(0.07)	(0.06)	—
Net investment income	1.13	1.87	1.91	1.47	1.21
Realized (loss) gain	(0.87)	(1.24)	(0.69)	0.12	0.04
Net unrealized appreciation (depreciation)	0.07	0.48	(0.05)	(0.52)	0.58
Net (decrease) increase in net assets as a result of public offering	(0.85)	(2.11)	—	0.26	—
Net increase in net assets as a result of shares issued for Patriot acquisition	0.12	—	—	—	—
Dividends declared and paid	(1.70)	(1.15)	(1.59)	(1.54)	(1.12)

Net asset value at end of period	$10.30	$12.40	$14.55	$15.04	$15.31

Per share market value at end of period	$9.65	$9.20	$13.18	$17.47	$16.99
Total return based on market value(2)	17.66%	(18.60)%	(15.90)%	12.65%	44.90%
Total return based on net asset value(2)	6.82%	(0.61)%	7.84%	7.62%	12.76%
Shares outstanding at end of period	69,086,862	42,943,084	29,520,379	19,949,065	7,069,873
Average weighted shares outstanding for period	59,429,222	31,559,905	23,626,642	15,724,095	7,056,846
Ratio / Supplemental Data:
Net assets at end of period (in thousands)	$711,424	$532,596	$429,623	$300,048	$108,270
Annualized ratio of operating expenses to average net assets	7.54%	9.03%	9.62%	7.36%	8.19%
Annualized ratio of net investment income to average net assets	10.69%	13.14%	12.66%	9.71%	7.90%

(1)	Financial highlights are based on weighted average shares.

(2)	Total return based on market value is based on the change in market price per share between the opening and ending market prices per share in each period and assumes that dividends are reinvested in accordance with our dividend reinvestment plan. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in each period and assumes that dividends are reinvested in accordance with our dividend reinvestment plan.

Note 10.	Litigation

From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of these matters as they arise will be subject to various

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

uncertainties and, even if such claims are without merit, could result in the expenditure of significant financial and managerial resources.

On December 6, 2004, Dallas Gas Partners, L.P. (“DGP”) served us with a complaint filed November 30, 2004 in the U.S. District for the Southern District of Texas, Galveston Division. DGP alleges that DGP was defrauded and that we breached our fiduciary duty to DGP and tortiously interfered with DGP’s contract to purchase Gas Solutions, Ltd. (a subsidiary of our portfolio company, GSHI) in connection with our alleged agreement in September 2004 to loan DGP funds with which DGP intended to buy Gas Solutions, Ltd. for approximately $26,000. The complaint sought relief not limited to $100,000. On November 30, 2005, U.S. Magistrate Judge John R. Froeschner of the U.S. District Court for the Southern District of Texas, Galveston Division, issued a recommendation that the court grant our Motion for Summary Judgment dismissing all claims by DGP. On February 21, 2006, U.S. District Judge Samuel Kent of the U.S. District Court for the Southern District of Texas, Galveston Division issued an order granting our Motion for Summary Judgment dismissing all claims by DGP, against us. On May 16, 2007, the Court also granted us summary judgment on DGP’s liability to us on our counterclaim for DGP’s breach of a release and covenant not to sue. On January 4, 2008, the Court, Judge Melinda Harmon presiding, granted our motion to dismiss all DGP’s claims asserted against certain of our officers and affiliates. On August 20, 2008, Judge Harmon entered a Final Judgment dismissing all of DGP’s claims. DGP appealed to the U.S. Court of Appeals for the Fifth Circuit, which affirmed the Final Judgment on June 24, 2009. DGP then moved for rehearing on July 8, 2009, which the Fifth Circuit denied on August 6, 2009. Our damage claims against DGP remain pending.

In May 2006, based in part on unfavorable due diligence and the absence of investment committee approval, we declined to extend a loan for $10,000 to a potential borrower (“plaintiff”). Plaintiff was subsequently sued by its own attorney in a local Texas court for plaintiff’s failure to pay fees owed to its attorney. In December 2006, plaintiff filed a cross-action against us and certain affiliates (the “defendants”) in the same local Texas court, alleging, among other things, tortuous interference with contract and fraud. We petitioned the United States District Court for the Southern District of New York (the “District Court”) to compel arbitration and to enjoin the Texas action. In February 2007, our motions were granted. Plaintiff appealed that decision. On July 24, 2008, the Second Circuit Court of Appeals affirmed the judgment of the District Court. The arbitration commenced in July 2007 and concluded in late November 2007. Post-hearing briefings were completed in February 2008. On April 14, 2008, the arbitrator rendered an award in our favor, rejecting all of plaintiff’s claims. On April 18, 2008, we filed a petition before the District Court to confirm the award. On October 8, 2008, the District Court granted the Company’s petition to confirm the award, confirmed the awards and subsequently entered judgment thereon in favor of the Company in the amount of $2,288. After filing a defective notice of appeal to the United States Court of Appeals for the Second Circuit on November 5, 2008, plaintiff’s counsel resubmitted a new notice of appeal on January 9, 2009. The plaintiff subsequently requested that the Company agree to stipulate to the withdrawal of plaintiff’s appeal to the Second Circuit. Such a stipulation was filed with the Second Circuit on or about April 14, 2009. Based on this stipulation, the Second Circuit issued a mandate terminating the appeal, which was transmitted to the District Court on April 23, 2009. Post-judgment discovery against plaintiff is continuing and we have filed a motion for sanctions against plaintiff’s counsel. Argument for the motion for sanctions was held on November 19, 2009 and a decision from the court is pending. On March 9, 2010, Judge Leonard Sands granted our motion for sanctions against plaintiff’s counsel. On July 14, 2010, Arnold & Itkin filed a notice of appeal appealing the judgment and the Court’s March 9, 2010 Memorandum and Order.

Note 11.	Revolving Credit Agreements

On June 6, 2007, we closed on a $200,000 three-year revolving credit facility (as amended on December 31, 2007) with Rabobank Nederland (“Rabobank”) as administrative agent and sole lead arranger (the “Rabobank Facility”). Until November 14, 2008, interest on the Rabobank Facility was charged at LIBOR plus 175 basis points; thereafter, under the terms of a commitment letter with Rabobank to arrange and structure a new rated credit facility, we agreed to an immediate increase in the current borrowing rate on the Rabobank Facility to LIBOR plus 250 basis

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

points. Additionally, Rabobank charged a fee on the unused portion of the facility. This fee is assessed at the rate of 37.5 basis points per annum of the amount of that unused portion.

On June 25, 2009, we completed a first closing on an expanded $250,000 revolving credit facility (the “Syndicated Facility”). The new Syndicated Facility, which had $175,000 total commitments as of June 30, 2009, includes an accordion feature which allows the Syndicated Facility to accept up to an aggregate total of $250,000 of commitments for which we continue to solicit additional commitments from other lenders for the additional $75,000. The revolving period extends through June 24, 2010, with an additional one year amortization period thereafter whereby all principal, interest and fee payments received in conjunction with collateral pledged to the Syndicated Facility, less a monthly servicing fee payable to us, are required to be used to repay outstanding borrowings under the Syndicated Facility. Any remaining outstanding borrowings would be due and payable on the commitment termination date, which is currently June 24, 2011.

On June 11, 2010, we closed an extension and expansion of our revolving credit facility with a syndicate of lenders. The lenders have commitments of $210 million under the new credit facility as of June 11, 2010. The new credit facility includes an accordion feature which allows the facility to be increased to up to $300 million of commitments in the aggregate to the extent additional or existing lenders commit to increase the commitments. We will seek to add additional lenders in order to reach the maximum size; although no assurance can be given we will be able to do so. As we make additional investments which are eligible to be pledged under the credit facility, we will generate additional availability to the extent such investments are eligible to be placed into the borrowing base. The revolving period of the credit facility extends through June 2012, with an additional one year amortization period (with distributions allowed) after the completion of the revolving period. During such one year amortization period, all principal payments on the pledged assets will be applied to reduce the balance. At the end of the one year amortization period, the remaining balance will become due if required by the lenders.

The Syndicated Facility contains restrictions pertaining to the geographic and industry concentrations of funded loans, maximum size of funded loans, interest rate payment frequency of funded loans, maturity dates of funded loans and minimum equity requirements. The Syndicated Facility also contains certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, violation of which could result in the early termination of the Syndicated Facility. The Syndicated Facility also requires the maintenance of a minimum liquidity requirement. At June 30, 2010, we were in compliance with the applicable covenants.

Interest on borrowings under the credit facility is one-month LIBOR plus 325 basis points, subject to a minimum Libor floor of 100 basis points. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 75 basis points if at least half of the credit facility is used or 100 basis points otherwise. As of June 30, 2010 and 2009, we had $180,678 and $125,746 available to us for borrowing under our credit facility, of which $100,300 and $124,800 was outstanding, respectively. As we make additional investments which are eligible to be pledged under the credit facility, we will generate additional availability to the extent such investments are eligible to be placed into the borrowing base. At June 30, 2010, the investments used as collateral for the Syndicated Facility had an aggregate market value of $512,244, which represents 72.0% of net assets.

In connection with the origination and amendment of the Syndicated Facility, we incurred approximately $7,580 of fees, including $3,224 of fees carried over from the previous facility, which are being amortized over the term of the facility, and wrote off $759 of the unamortized debt issue costs associated with the original credit facility, in accordance with ASC 470-50, Debt Modifications and Extinguishments.

Note 12.	Merger Proposal to Allied Capital Corporation

In January 2010, we delivered a proposal letter to Allied Capital Corporation (“Allied”) noting our opposition to Allied’s proposed merger with Ares Capital Corporation (“Ares”) and containing an offer to acquire each outstanding Allied share in exchange for 0.385 of a share of our common stock. Allied expressed that our offer did not constitute a “Superior Proposal” as defined in their Merger Agreement with Ares and declined our January 2010

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

offer. In February 2010, we increased our offer to 0.4416 of a share of our common stock. This final offer was also declined by Allied. On March 5, 2010, following Allied’s announcement of a special dividend to shareholders, we terminated our solicitation in opposition of the proposed merger with Ares. We incurred $852 of administrative and legal expense for advice relating to this potential acquisition for the year ended June 30, 2010.

Note 13.	Selected Quarterly Financial Data (Unaudited)

					Net Realized and
					Unrealized Gains		Net Increase (Decrease)
	Investment Income		Net Investment Income		(Losses)		in Net Assets from Operations
		Per		Per		Per		Per
Quarter Ended	Total	Share(1)	Total	Share(1)	Total	Share(1)	Total	Share(1)

September 30, 2007	15,391	0.77	7,865	0.39	685	0.04	8,550	0.43
December 31, 2007	18,563	0.80	10,660	0.46	(14,346)	(0.62)	(3,686)	(0.16)
March 31, 2008	22,000	0.92	12,919	0.54	(14,178)	(0.59)	(1,259)	(0.05)
June 30, 2008	23,448	0.85	13,669	0.50	10,317	0.38	23,986	0.88
September 30, 2008(2)	35,799	1.21	23,502	0.80	(9,504)	(0.33)	13,998	0.47
December 31, 2008	22,213	0.75	11,960	0.40	(5,436)	(0.18)	6,524	0.22
March 31, 2009	20,669	0.69	11,720	0.39	3,611	0.12	15,331	0.51
June 30, 2009	21,800	0.59	11,981	0.32	(12,730)	(0.34)	(749)	(0.02)
September 30, 2009	21,517	0.43	12,318	0.25	(18,696)	(0.38)	(6,378)	(0.13)
December 31, 2009(3)	31,801	0.55	19,258	0.33	(33,778)	(0.59)	(14,520)	(0.25)
March 31, 2010	32,005	0.50	18,974	0.30	6,966	0.11	25,940	0.41
June 30, 2010	29,236	0.44	16,640	0.25	(2,057)	(0.03)	14,583	0.22

(1)	Per share amounts are calculated using weighted average shares during period.

(2)	Additional income for this quarter was driven by other investment income from the settlement of net profits interests on IEC Systems LP and Advanced Rig Services LLC for $12,576. See Note 5.

(3)	As adjusted for increase in earnings from Patriot. See Note 2.

Note 14.	Subsequent Events

On July 14, 2010, we closed a $37,400 first lien senior secured credit facility to support the acquisition by H.I.G. Capital of a leading consumer credit enhancement services company.

On July 23, 2010, we made a secured debt investment of $21,000 in SonicWALL, Inc., a global leader in network security and data protection for small, mid-sized, and large enterprise organizations.

On July 30, 2010, we issued 83,875 shares of our common stock in connection with the dividend reinvestment plan.

On July 30, 2010, we invested $52,420 of combined debt and equity in AIRMALL USA Inc., a leading developer and manager of airport retail operations.

On July 30, 2010, we recapitalized our debt investment in Northwestern Management Services, LLC, a leading dental practice management company in the Southeast Florida market, providing $10,774 of additional funding to fund the acquisition of six dental practices.

During the period from July 1, 2010 to July 21, 2010, we issued 2,748,600 shares of our common stock at an average price of $9.75 per share, and raised $26,799 of gross proceeds, under our at-the-market program. Net proceeds were $26,262 after 2% commission to the broker-dealer on shares sold.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data) — (Continued)

During the period from July 22, 2010 to August 24, 2010, we issued 3,814,528 shares of our common stock at an average price of $9.71 per share, and raised $37,052 of gross proceeds, under our at-the-market program. Net proceeds were $36,335 after 2% commission to the broker-dealer on shares sold.

On August 26, 2010, we declared monthly dividends in the following amounts and with the following dates:

•	$0.100625 per share for September 2010 to holders of record on September 30, 2010 with a payment date of October 29, 2010;

•	$0.100750 per share for October 2010 to holders of record on October 29, 2010 with a payment date of November 30, 2010.

On August 26, 2010, Regional Management Corporation repaid the $25,814 loan receivable to us.